SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

The Coca-Cola Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ATLANTA, GEORGIA

DOUGLAS N. DAFT

CHAIRMAN	OF THE BOARD

            AND
CHIEF EXECUTIVE OFFICER

March 5, 2003

Dear Share Owner:

       I would like to extend a personal invitation for you to join us at our Annual Meeting of Share Owners on Wednesday, April 16, 2003, at 10:00 a.m. at the Four Seasons Hotel, 1300 Lamar Street, in Houston, Texas.

       At this year’s meeting, you will vote on the election of five Directors, ratification of Ernst & Young LLP’s appointment as independent auditors, approval of an amendment to the Company’s 2002 Stock Option Plan, approval of the Company’s Executive and Long-Term Performance Incentive Plan, and eight proposals of share owners.

       Attached you will find a notice of meeting and proxy statement that contains further information about these items and the meeting itself, including:

•	How to obtain an admission card, if you plan to attend, and

•	Different methods you can use to vote your proxy, including the telephone and Internet.

       Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

       I hope to see you in Houston.

DOUGLAS N. DAFT

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

TO THE OWNERS OF COMMON STOCK

OF THE COCA-COLA COMPANY

       The Annual Meeting of Share Owners of The Coca-Cola Company (the “Company”) will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010, on Wednesday, April 16, 2003, at 10:00 a.m., local time. The purposes of the meeting are:

1. To elect five Directors to serve until the 2006 Annual Meeting of Share Owners,

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2003 fiscal year,

3. To approve an amendment to The Coca-Cola Company 2002 Stock Option Plan,

4. To approve the Company’s Executive and Long-Term Performance Incentive Plan,

5. To vote on eight proposals submitted by share owners if properly presented at the meeting, and

6. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

       The Board of Directors set February 21, 2003, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to:

•	receive this notice of the meeting, and

•	vote at the meeting and any adjournments or postponements of the meeting.

       We will make available a list of share owners as of the close of business on February 21, 2003, for inspection by share owners during normal business hours from April 4 through April 15, 2003, at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to share owners at the meeting.

By Order of the Board of Directors

DEVAL L. PATRICK
Executive Vice President, General Counsel
and Secretary

Atlanta, Georgia

March 5, 2003

We urge each share owner to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See our question and answer section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

TABLE OF CONTENTS

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	2

ELECTION OF DIRECTORS	6

EXECUTIVE COMPENSATION	23

CERTAIN INVESTEE COMPANIES	41

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	42

REPORT OF THE AUDIT COMMITTEE	43

PROPOSAL TO APPROVE AN AMENDMENT TO THE COCA-COLA COMPANY 2002 STOCK OPTION PLAN AUTHORIZING THE AWARD OF STOCK SARS	47

PROPOSAL TO APPROVE THE COMPANY’S EXECUTIVE AND LONG-TERM PERFORMANCE INCENTIVE PLAN	51

PROPOSALS OF SHARE OWNERS	57

EXPENSES OF SOLICITATION	71

PROPOSALS OF SHARE OWNERS FOR 2004 ANNUAL MEETING	72

HOUSEHOLDING	72

OTHER INFORMATION	73

APPENDIX I — AUDIT COMMITTEE CHARTER	74

THE COCA-COLA COMPANY

One Coca-Cola Plaza
Atlanta, Georgia 30313

March 5, 2003

PROXY STATEMENT

FOR ANNUAL MEETING OF SHARE OWNERS
TO BE HELD APRIL 16, 2003

       Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2003 Annual Meeting of Share Owners of The Coca-Cola Company (the “Company”). The meeting will be held at the Four Seasons Hotel, 1300 Lamar Street, in Houston, Texas, on April 16, 2003, at 10:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

       The mailing address of our principal executive offices is One Coca-Cola Plaza, Atlanta, Georgia 30313. We are first sending the proxy materials to share owners on March 5, 2003.

       All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

       Only owners of record of shares of Common Stock at the close of business on February 21, 2003, are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On February 21, 2003, there were 2,471,045,132 shares of Common Stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.	What is a proxy?

       It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. As is our usual practice, three of our outside Directors have been designated as proxies for the 2003 Annual Meeting of Share Owners. These three Directors are Cathleen P. Black, Warren E. Buffett and Robert L. Nardelli.

2.	What is a proxy statement?

       It is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating Cathleen P. Black, Warren E. Buffett and Robert L. Nardelli, each as proxies to vote on your behalf.

3.	What is the difference between a share owner of record and a share owner who holds stock in street name?

(a)	If your shares are registered in your name, you are a share owner of record.

(b)	If your shares are in the name of your broker or bank, your shares are held in street name.

4.	How do you get an admission card to attend the meeting?

       If you are a share owner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

       If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

       You will also need to bring a photo ID to gain admission.

5.	What different methods can you use to vote?

       (a) By Written Proxy: All share owners can vote by written proxy card.

       (b) By Telephone and Internet Proxy: All share owners of record also can have their shares voted by proxy by touchtone telephone from the U.S. and Canada, using the toll-

free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate share owners’ identities, to allow share owners to vote their shares, and to confirm that their instructions have been properly recorded.

       (c) In Person: All share owners may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.	What is the record date and what does it mean?

       The record date for the 2003 Annual Meeting of Share Owners is February 21, 2003. The record date is established by the Board of Directors as required by Delaware law. Owners of record of Common Stock at the close of business on the record date are entitled to:

       (a) receive notice of the meeting, and

       (b) vote at the meeting and any adjournments or postponements of the meeting.

7.	How can you revoke a proxy?

       A share owner can revoke a proxy prior to the completion of voting at the meeting by:

       (a) giving written notice to the Secretary of the Company,

       (b) delivering a later-dated proxy, or

       (c) voting in person at the meeting.

8.	Are votes confidential? Who counts the votes?

       We will continue our long-standing practice of holding the votes of all share owners in confidence from Directors, officers and employees except:

       (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company,

       (b) in case of a contested proxy solicitation,

       (c) if a share owner makes a written comment on the proxy card or otherwise communicates his/her vote to management, or

       (d) to allow the independent inspectors of election to certify the results of the vote.

We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

9.	What are your voting choices when voting for Director nominees, and what vote is needed to elect Directors?

       In the vote on the election of five Director nominees to serve until the 2006 Annual Meeting of Share Owners, share owners may:

       (a) vote in favor of all nominees,

       (b) vote to withhold votes as to all nominees, or

       (c) vote to withhold votes as to specific nominees.

       Directors will be elected by a plurality vote.

       The Board recommends a vote “FOR” each of the nominees.

10.	What are your voting choices when voting on the ratification of the appointment of Ernst & Young LLP as independent auditors, and what vote is needed to ratify their appointment?

       In the vote on the ratification of the appointment of Ernst & Young LLP as independent auditors, share owners may:

       (a) vote in favor of the ratification,

       (b) vote against the ratification, or

       (c) abstain from voting on the ratification.

       The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

       The Board recommends a vote “FOR” this proposal.

11.	What are your voting choices when voting on the adoption of an amendment to The Coca-Cola Company 2002 Stock Option Plan, and what vote is needed to adopt the amendment to the plan?

       In the vote on the approval of an amendment to The Coca-Cola Company 2002 Stock Option Plan, share owners may:

       (a) vote in favor of the amendment,

       (b) vote against the amendment, or

       (c) abstain from voting on the amendment.

       The proposal to approve the amendment to The Coca-Cola Company 2002 Stock Option Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

       The Board recommends a vote “FOR” this proposal.

12.	What are your voting choices when voting on approval of the Company’s Executive and Long-Term Performance Incentive Plan, and what vote is needed to approve the plan?

       In the vote on the approval of the Company’s Executive and Long-Term Performance Incentive Plan, share owners may:

       (a) vote in favor of the approval,

       (b) vote against the approval, or

       (c) abstain from voting on the approval.

       The proposal to approve the Company’s Executive and Long-Term Performance Incentive Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

       The Board recommends a vote “FOR” this proposal.

13.	What are the voting choices when voting on each share-owner proposal properly presented at the meeting, and what vote is needed to approve any of the share-owner proposals?

       A separate vote will be held on each of the eight share-owner proposals that is properly presented at the meeting. In voting on each of the proposals, share owners may:

       (a) vote in favor of the proposal,

       (b) vote against the proposal, or

       (c) abstain from voting on the proposal.

       In order to be approved, each share-owner proposal will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

       The Board recommends a vote “AGAINST” each of the eight share-owner proposals.

14.	What if a share owner does not specify a choice for a matter when returning a proxy?

       Share owners should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, FOR the proposal to ratify the appointment of Ernst & Young LLP, FOR the proposal to amend The Coca-Cola Company 2002 Stock Option Plan, FOR the proposal to approve the Company’s Executive and Long-Term Performance Incentive Plan, and AGAINST each share-owner proposal.

15.	How are abstentions and broker non-votes counted?

       Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

ELECTION OF DIRECTORS

(Item 1)

Board of Directors

       The share owners elect approximately one-third of the members of the Board of Directors annually. The Directors are divided into three classes. Each class serves for a period of three years, although occasionally a Director may be elected for a shorter term in order to keep the number of Directors in each class approximately equal. This has been the Company’s practice since 1945.

       The terms of Ronald W. Allen, Donald F. McHenry, Sam Nunn, Paul F. Oreffice and James B. Williams will expire at the 2003 Annual Meeting. The Board of Directors has nominated each of Ronald W. Allen, Donald F. McHenry, Sam Nunn and James B. Williams to stand for reelection at the meeting to hold office until our 2006 Annual Meeting and until his successor is elected and qualified. Mr. Oreffice is ineligible for renomination because the By-Laws of the Company prohibit the nomination of any person who has attained the age of 74. Mr. Oreffice, who will not stand for reelection, retired as Chairman of the Board of Dow Chemical Company in 1992, which position he had held for more than five years. The Board of Directors has also nominated Maria Elena Lagomasino to stand for election at the meeting to hold office until our 2006 Annual Meeting and until her successor is qualified and elected.

       We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

       The Board of Directors recommends a vote FOR the election of Ronald W. Allen, Maria Elena Lagomasino, Donald F. McHenry, Sam Nunn and James B. Williams.

NOMINEES FOR ELECTION TO TERM EXPIRING 2006

RONALD W. ALLEN Director since 1991
                                                                      Age 61

Mr. Allen is a consultant to and Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company, and has held these positions since July 1997. He retired as Delta’s Chairman of the Board, President and Chief Executive Officer in July 1997, and had been its Chairman of the Board and Chief Executive Officer since 1987. He is a Director of Aaron Rents, Inc.

MARIA ELENA LAGOMASINO Age 53

Ms. Lagomasino is Chairman and Chief Executive Officer of J.P. Morgan Private Bank, a unit of J.P. Morgan Chase and Company. J.P. Morgan Private Bank is a provider of wealth management services to ultra high net worth individuals. Ms. Lagomasino is a Director of Avon Products, Inc.

DONALD F. MCHENRY Director since 1981
                                                                       Age 66

Mr. McHenry is Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University, and a principal owner and President of The IRC Group, LLC, a Washington, D.C. consulting firm. He has held these positions for more than the past five years. He is a Director of AT&T Corporation, FleetBoston Financial Corporation, GlaxoSmithKline plc and International Paper Company.

SAM NUNN Director since 1997
                                                                          Age 64

Mr. Nunn is a partner in the law firm of King & Spalding LLP, and has held this position since January 1997. He is also Co-Chairman and Chief Executive Officer of Nuclear Threat Initiative, and has held this position since 2001. He served as a member of the United States Senate from 1972 through 1996. He is a Director of ChevronTexaco Corporation, Dell Computer Corporation, General Electric Company, Internet Security Systems, Inc. and Scientific-Atlanta, Inc.

JAMES B. WILLIAMS Director since 1979
                                                                     Age 69

Mr. Williams retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He continues to serve as a Director and Chairman of the Executive Committee of SunTrust Banks, Inc. and is also a Director of Genuine Parts Company, Georgia-Pacific Corporation, Marine Products Corporation, Rollins, Inc. and RPC, Inc.

INCUMBENT DIRECTORS—TERM EXPIRING 2004

HERBERT A. ALLEN Director since 1982
                                                                      Age 63

Mr. Allen is President, Chief Executive Officer, Director and a Managing Director of Allen & Company Incorporated, a privately held investment firm, and has held these positions for more than the past five years. Mr. Allen was a Managing Director of Allen & Company LLC, a privately held investment firm, from September 2002 to February 24, 2003. He is a Director of Convera Corporation.

BARRY DILLER Director since 2002
                                                                      Age 61

Mr. Diller is Chairman of the Board and Chief Executive Officer of USA Interactive (or its predecessors), an interactive commerce company, a position he has held since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. He is a Director of Expedia, Inc., Hotels.com and The Washington Post Company.

ROBERT L. NARDELLI Director since 2002
                                                                      Age 54

Mr. Nardelli is Chairman of the Board, President and Chief Executive Officer of The Home Depot, Inc., a major home improvement retailer, a position he has held since December 2000. From 1995 to December 2000, he served as President and Chief Executive Officer of GE Power Systems.

JAMES D. ROBINSON III Director since 1975
                                                                       Age 67

Mr. Robinson is co-founder and General Partner of RRE Ventures, a private information technology venture investment firm, and President of JD Robinson, Inc., a strategic advising firm. He is also Chairman of Violy, Byorum & Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America. He previously served as Chairman and Chief Executive Officer of American Express Company from 1977 to 1993. Mr. Robinson is a Director of Bristol-Myers Squibb Company, First Data Corporation, Novell, Inc. and Pinnacor, Inc.

PETER V. UEBERROTH Director since 1986
                                                                      Age 65

Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is also Co-Chairman of Pebble Beach Company. He is Chairman of Ambassadors International, Inc., and a Director of Hilton Hotels Corporation and McLeod USA, Inc.

INCUMBENT DIRECTORS—TERM EXPIRING 2005

CATHLEEN P. BLACK Director since 1993
                                                                      Age 58

Ms. Black is President, Hearst Magazines, a unit of The Hearst Corporation, a major media and communications company, and has held this position since November 1995. Ms. Black has been a Director of The Hearst Corporation since January 1996. From May 1991 to November 1995, she served as President and Chief Executive Officer of Newspaper Association of America, a newspaper industry organization. She served as a Director of the Company from April 1990 to May 1991, and was again elected as a Director in October 1993. Ms. Black is a Director of International Business Machines Corporation and iVillage.com.

WARREN E. BUFFETT Director since 1989
                                                                      Age 72

Mr. Buffett is Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc., a diversified holding company, and has held these positions for more than the past five years. He is also a Director of The Gillette Company and The Washington Post Company.

DOUGLAS N. DAFT Director since 1999
                                                                    Age 59

Mr. Daft is Chairman of the Board and Chief Executive Officer of the Company, and has held these positions since February 17, 2000. He served as President and Chief Operating Officer of the Company from December 5, 1999 until February 17, 2000. He previously served as Senior Vice President of the Company from 1991 until December 5, 1999. Mr. Daft also served as President of the Middle and Far East Group which also included management responsibility for the Africa Group and the Schweppes Beverage Division from October 29, 1999 until December 5, 1999. Mr. Daft has worked in the Company since 1969, and has held various executive positions since 1984. Mr. Daft is a Director of SunTrust Banks, Inc. and The McGraw-Hill Companies.

SUSAN BENNETT KING Director since 1991
                                                                      Age 62

Ms. King is Chairman of the Board of The Leadership Initiative, Sanford Institute of Public Policy, a support corporation of Duke University, charged with the establishment of undergraduate college leadership programs, and has held this position since September 2001. From September 1999 to September 2001, she served as President of The Leadership Initiative. From January 1995 until September 1999, she served as Leader in Residence, Hart Leadership Program, Sanford Institute of Public Policy, Duke University. She was Senior Vice President — Corporate Affairs of Corning Incorporated from March 1992 through April 1994, and served as President of Corning’s Steuben Glass division from 1987 to March 1992. She is a Director of Guidant Corporation.

Ownership of Equity Securities in the Company

       The following table sets forth information regarding beneficial ownership of Common Stock by each Director and nominee, our five most highly compensated executive officers, and our Directors, nominees and executive officers as a group, all as of February 21, 2003.

	Aggregate Number		Percent of
	of Shares		Outstanding
Name	Beneficially Owned		Shares[21]

Herbert A. Allen	8,627,791	[1]	*
Ronald W. Allen	19,004	[2]	*
Cathleen P. Black	25,776	[3]	*
Warren E. Buffett	200,014,577	[4]	8.09%
Barry Diller	2,878	[5]	*
Susan Bennett King	19,626	[6]	*
Maria Elena Lagomasino	1,250	[7]	*
Donald F. McHenry	35,066	[8]	*
Robert L. Nardelli	2,878	[9]	*
Sam Nunn	12,029	[10]	*
Paul F. Oreffice	50,136	[11]	*
James D. Robinson III	24,487	[12]	*
Peter V. Ueberroth	99,420	[13]	*
James B. Williams	105,674,068	[14]	4.28%
Douglas N. Daft	3,488,482	[15]	*
Brian G. Dyson	494,673	[16]	*
Steven J. Heyer	669,888	[17]	*
Deval L. Patrick	311,717	[18]	*
Carl Ware	1,109,715	[19]	*
All Directors, Nominees and Executive Officers as a Group (27 Persons)	323,049,058	[20]	12.89%

       * Less than 1% of issued and outstanding shares of Company Common Stock.

       1 Includes 2,347,920 shares held by Allen & Company Incorporated (“ACI”) and 7,915 share units accrued under the Deferred Compensation Plan for Non-Employee Directors. Also includes 10,400 shares held by Allen Capital International L.P., 13,079 shares held by Allen Capital L.P. and 248,477 shares held by Allen Capital II, L.P., each of which is an affiliate of ACI’s parent company; Mr. Allen exercises no investment discretion or control over and has disclaimed beneficial ownership of such shares. Does not include 200,000 shares held by ACI’s pension plan, 10,000 shares managed by Mr. Allen’s son in a fiduciary capacity, over which he does not have voting or investment power, 258,938 shares which represent certain family members’ interests in a partnership and 71,703 shares held by Mr. Allen’s children.

       2 Includes 2,000 shares held by Mr. Allen’s wife and 100 shares held by her child; Mr. Allen has disclaimed beneficial ownership of such shares. Also includes 6,904 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       3 Includes 10,200 shares jointly held with Ms. Black’s husband. Also includes 15,576 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       4 Includes 200,000,000 shares held indirectly through subsidiaries of Berkshire Hathaway Inc., the capital stock of which is owned 31.1% by Mr. Buffett and three trusts of which he is trustee but in which he has no beneficial interest and 2.2% by his wife. Also includes 14,577 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       5 Includes 1,878 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       6 Includes 700 shares held by Ms. King’s husband. Also includes 6,926 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       7 Nominee for Director.

       8 Includes 434 shares held by Mr. McHenry’s grandchildren. Also includes 9,242 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       9 Includes 1,000 shares held by Mr. Nardelli’s wife and 1,878 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       10 Includes 11,029 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       11 Includes 818 shares held by Mr. Oreffice’s wife and 2,000 shares held by a trust of which his wife is sole trustee. Also includes 12,014 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       12 Does not include 4,452,880 shares held by three trusts of which Mr. Robinson is a beneficiary. Includes 12,487 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       13 Includes 22,000 shares held by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares held by his wife, 8,000 shares held by a foundation of which he is one of six Directors and 12,000 shares held by an investment trust for his children. Also includes 26,420 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       14 Includes 89,806,654 shares held by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,786,700 shares held by a foundation of which he is one of three trustees. Also includes 30,714 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

       15 Includes 341,625 shares held jointly with his wife, 7,291 shares credited to Mr. Daft’s accounts under The
Coca-Cola Company Thrift & Investment Plan, 700,000 shares which are subject to transfer restrictions, 1,000,000 shares which are subject to performance criteria, 7,160 share units accrued under the International Thrift Plan and 10,056 share units accrued under The Coca-Cola Company Supplemental Benefit Plan and 61,400 shares held by a foundation of which his wife is sole trustee. Also includes 65,200 shares held by two trusts of which his wife is sole trustee; Mr. Daft has disclaimed beneficial ownership of such shares. Also includes 1,295,750 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003.

       16 Includes 271 share units credited to Mr. Dyson’s account under The Coca-Cola Company Deferred Compensation Plan, 411,500 shares held by a family limited partnership of which he is a general partner and a family trust of which his wife is trustee and 15,247 shares held by a foundation of which he is the sole trustee.

       17 Includes 210 shares credited to Mr. Heyer’s accounts under The Coca-Cola Company Thrift & Investment Plan, 175,000 shares which are subject to performance criteria, 767 share units credited to Mr. Heyer’s account under The Coca-Cola Company Deferred Compensation Plan and 1,411 share units credited to his account under The Coca-Cola Company Supplemental Benefit Plan. Also includes 487,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003.

       18 Includes 174 shares credited to Mr. Patrick’s accounts under The Coca-Cola Company Thrift & Investment Plan, 66,000 shares which are subject to transfer restrictions, 125,000 shares which are subject to performance criteria, 581 share units credited to Mr. Patrick’s account under The Coca-Cola Company Deferred Compensation Plan, 811 share units credited to his account under The Coca-Cola Company Supplemental Benefit Plan and 50 shares held by his daughter. Also includes 114,000 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003.

       19 Includes 32,689 shares credited to Mr. Ware’s accounts under The Coca-Cola Company Thrift & Investment Plan, 7,648 shares held by his wife, 200 shares held by his son, 170 shares held by his daughter-in-law and 1,940 shares held by his grandchildren. Also includes 867,325 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003. Mr. Ware retired from the Company effective as of February 1, 2003.

       20 Includes 157,560 share units accrued under the Deferred Compensation Plan for Non-Employee Directors, 781,400 shares which are subject to transfer restrictions, 1,995,000 shares which are subject to performance criteria, 4,291,870 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003, 74,811 shares credited to accounts under The Coca-Cola Company Thrift & Investment Plan, 1,619 share units credited to accounts under The Coca-Cola Company Deferred Compensation Plan, 13,705 share units credited to accounts under the International Thrift Plan and 18,377 share units credited to accounts under The Coca-Cola Company Supplemental Benefit Plan.

       21 Share units accrued under the Deferred Compensation Plan for Non-Employee Directors, The Coca-Cola Company Deferred Compensation Plan, the International Thrift Plan and The Coca-Cola Company Supplemental Benefit Plan and shares which may be acquired upon the exercise of options are not counted as outstanding shares in calculating these percentages.

Section 16(a) Beneficial Ownership Reporting Compliance

       Executive officers, Directors and certain persons who own more than ten percent of the Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and related regulations:

•	to file reports of their ownership of Common Stock with the SEC and the New York Stock Exchange (the “Exchange”), and

•	to furnish us with copies of the reports.

       We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, except as set forth below, we believe that all required Section 16(a) reports were timely filed in 2002. Herbert A. Allen filed a Form 4 for October 1, 2002 which included the late reporting of a sale of 5,600 shares of Company Common Stock on September 23, 2002 by Allen Capital International L.P., an affiliate of Allen Holding Inc., of which Mr. Allen is a principal share owner. Mr. Allen exercises no investment power over such shares, is not involved in the management of Allen Capital International L.P.’s portfolio and expressly disclaims beneficial ownership of such shares. Alexander R.C. Allan filed a Form 4 on December 18, 2002 which included the late reporting of his purchase of 5,000 shares of Company Common Stock on November 12, 2002.

Principal Share Owners

       Set forth in the table below is information as of December 31, 2002 about persons we know to be the beneficial owners of more than five percent of the issued and outstanding Common Stock:

		Percent of Class
		as of
	Number of Shares	December 31,
Name and Address	Beneficially Owned	2002

Berkshire Hathaway Inc.[1]	200,000,000	8.09%
1440 Kiewit Plaza
Omaha, Nebraska 68131

SunTrust Banks, Inc.[2]	130,646,904	5.29%
303 Peachtree Street
Atlanta, Georgia 30308

       1 Berkshire Hathaway Inc. (“Berkshire Hathaway”), a diversified holding company, has informed the Company that, as of December 31, 2002, certain of its subsidiaries held an aggregate of 200,000,000 shares of Common Stock. The capital stock of Berkshire Hathaway is beneficially owned 31.1% by Warren E. Buffett, one of our Directors, and three trusts of which he is a trustee but in which he has no beneficial interest and 2.2% by his wife. All of such shares of the Company are included in the share ownership of Mr. Buffett disclosed in the table of beneficial ownership of securities above.

       2 SunTrust Banks, Inc. (“SunTrust”), a bank holding company, has informed the Company that, as of December 31, 2002, certain subsidiaries of SunTrust held either individually or in various fiduciary and agency capacities an aggregate of 130,646,904 shares of Common Stock, of which 82,380,408 shares, or 3.3% of the Common Stock, are held in various fiduciary and agency capacities as to which SunTrust and certain of its subsidiaries may be deemed beneficial owners, but as to which SunTrust and such subsidiaries disclaim any beneficial interest. SunTrust Bank owns individually 25,373,952 shares of Common Stock and SunTrust Bank Holding Company owns individually 22,892,544 shares of Common Stock as to which SunTrust may be deemed a beneficial owner. Of the shares held in fiduciary or agency capacities, such subsidiaries of SunTrust have sole voting power with respect to 76,901,414 shares, shared voting power with respect to 2,681,865 shares, sole investment power with respect to 49,437,082 shares and shared investment power with respect to 26,875,224 shares. As to the shares described above, SunTrust has further informed the Company that 82,346,534 of such shares, or 3.3% of the Common Stock, are held in various fiduciary and agency capacities by SunTrust Bank, which is a direct subsidiary of SunTrust Bank Holding Company and an indirect subsidiary of SunTrust.

Information about Committees, Meetings and Compensation of Directors

       The Board of Directors has established an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee, a Committee on Directors and Corporate Governance and a Public Issues and Diversity Review Committee. The Audit Committee, Compensation Committee and Committee on Directors and Corporate Governance are composed entirely of outside Directors.

       In 2002, the Board of Directors held six meetings and Committees of the Board of Directors held a total of 30 meetings. Overall attendance at such meetings was 97%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he/she served during 2002. The following table describes the members of each of the Committees, its primary responsibilities and the number of meetings held during 2002.

Meetings
Members	Responsibilities	Held

AUDIT Peter V. Ueberroth (Chairman) Ronald W. Allen Cathleen P. Black Warren E. Buffett Robert L. Nardelli	• Oversee the Company’s financial controls and reporting processes
• Appoint and oversee the independent auditors
• Review the independent auditors
• Monitor the audit of the Company’s financial statements
• Review the Company’s annual and interim financial statements
• Review the Company’s policies with respect to risk assessment and risk management
• Establish procedures for handling complaints involving accounting, internal accounting controls and auditing matters
• Review the Company’s legal, regulatory and ethical compliance
	programs, including the Company’s Code of Business Conduct	Seven

Meetings
Members	Responsibilities	Held

COMPENSATION Cathleen P. Black (Chairman) Susan Bennett King Robert L. Nardelli Paul F. Oreffice Peter V. Ueberroth	• Approve compensation and set performance criteria for compensation programs with respect to the Company’s Chief Executive Officer with consideration of input received from the Board of Directors
• Review and approve compensation and set performance criteria for compensation programs with respect to all key senior executives and elected officers
• Approve and review employment agreements, severance agreements, retirement agreements, change in control agreements/ provisions and any special or supplemental benefits for any officer of the Company
• Approve and administer the Company’s stock option plans, restricted stock plans and all plans designed to provide compensation primarily for
	officers of the Company	Five

DIRECTORS AND CORPORATE GOVERNANCE James D. Robinson III (Chairman) Barry Diller Susan Bennett King Donald F. McHenry Paul F. Oreffice	• Develop qualifications for membership on the Board of Directors
• Recommend nominees for election to the Board of Directors
• Gather and review information with respect to the performance of the
  Chief Executive Officer for discussion with the Board of Directors
• Evaluate the effectiveness of the Board of Directors
• Review and reassess periodically the Company’s Corporate Governance
  Guidelines
• Evaluate possible conflicts of interest of Directors
• Review and recommend with respect to all matters pertaining to fees and
	retainers paid to Directors	Four

Meetings
Members	Responsibilities	Held

EXECUTIVE Douglas N. Daft (Chairman) Herbert A. Allen Warren E. Buffett Barry Diller Sam Nunn Paul F. Oreffice James B. Williams	• Exercise the power and authority of the Board of Directors between meetings, except the power to amend the By-Laws, or adopt or recommend to share owners any matter required by the Delaware General
	Corporation Law to be submitted to share owners for approval	Two

FINANCE James B. Williams (Chairman) Herbert A. Allen Warren E. Buffett Douglas N. Daft Barry Diller Paul F. Oreffice	• Formulate and recommend for approval to the Board of Directors the financial policies of the Company
• Maintain oversight of the budget and financial operations of the
  Company
• Review and recommend capital expenditures
• Evaluate the performance of and returns on approved capital
	expenditures	Five

PUBLIC ISSUES AND DIVERSITY REVIEW Donald F. McHenry (Chairman) Ronald W. Allen Douglas N. Daft Sam Nunn James D. Robinson III	• Review the Company’s policy and practice relating to significant public issues of concern to share owners, the Company, the business community and the general public
• Monitor the Company’s progress towards its diversity goals, compliance with its responsibilities as an equal opportunity employer and compliance with any legal obligation arising out of employment discrimination class action litigation
• Review and recommend the Board of Directors’ position on share-owner
	proposals in the annual proxy statement	Two

       The Board of Directors has adopted a written charter for each of the foregoing Committees. The full text of each charter and the Company’s Corporate Governance Guidelines are available on the Company’s website located at www.coca-cola.com. The charters and the Corporate Governance Guidelines can be viewed and printed by accessing the website, then clicking on The Coca-Cola Company, then clicking on Investors and then clicking on Corporate Governance. Additionally, a copy of the Audit Committee Charter is attached as Appendix I hereto.

       The Committee on Directors and Corporate Governance will consider recommendations for directorships submitted by share owners and others. Share owners who wish the Committee on Directors and Corporate Governance to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee in care of the Secretary of the Company at our principal executive offices. For information on how to submit recommendations for nominees for the position of Director, see “Proposals of Share Owners for 2004 Annual Meeting on page 72.

       Officers who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. During 2002, outside Directors received an annual retainer fee of $125,000, with $50,000 paid in cash and $75,000 accrued in share units to the account of each Director under the Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”). During 2002, outside Directors also received a $1,000 fee for each Board or Committee meeting attended and, where applicable, a $3,000 committee chairman fee.

       The Director Deferred Compensation Plan provides that outside Directors may elect to defer receipt of all or part of their annual cash retainer fee until date(s) no earlier than the year following the year in which they leave the Board of Directors. Under this plan, retainer fees may be deferred in share units or cash. Cash deferrals are credited with interest at the prime lending rate of SunTrust Bank. Share units accrue phantom dividends and appreciate (or depreciate) as would an actual share of Common Stock purchased on the deferral date. After a participant’s service as a Director terminates, cash deferrals will be paid in cash, and share unit deferrals will be paid in shares of Common Stock.

       In addition, the Company provides insurance benefits to members of the Board of Directors who are not employees, including $30,000 term life insurance for each Director, $100,000 group accidental death and dismemberment insurance and $200,000 group travel accident insurance coverage while traveling on Company business. The Company also provides medical and dental coverage. Costs for all such benefits for 2002 totaled $42,882.

       The Company’s agreement with The IRC Group, LLC (“IRC”), a company of which Donald F. McHenry, one of our Directors, is President and a principal owner, expired in 2002 and was not continued at Mr. McHenry’s request. Under the agreement, IRC provided consulting services to the Company on international affairs and business activities and was paid approximately $153,000.

Certain Transactions and Relationships

       SunTrust, a significant share owner of the Company, engages in ordinary course of business banking transactions with the Company and its subsidiaries, including the making of loans on customary terms, for which we paid fees totaling approximately $457,000 in 2002. SunTrust Bank, an indirect subsidiary of SunTrust, has extended a $100 million 364-day line of credit and a $13.9 million letter of credit to the Company for which we paid fees totaling approximately $111,000 in 2002. In 2002, the Company also paid SunTrust Bank $250,000 with respect to certain contracts purchased by SunTrust Bank from certain vendors of the Company. All equipment leases held by SunTrust Bank under which we paid approximately $171,000 in 2002 for the lease of trailers used to haul syrup were terminated in 2002. A SunTrust subsidiary leases office space in a building owned by one of our subsidiaries and located at 711 Fifth Avenue, New York, New York. In 2002, our subsidiary was paid approximately $351,000 and it is expected that it will be paid a similar amount in 2003 under the terms of the current lease. In the opinion of management, the terms of such banking and credit arrangements and leases are fair and reasonable and as favorable to the Company and its subsidiaries as those which could have been obtained from unrelated third parties at the time of their execution.

       Warren E. Buffett, one of our Directors, is Chairman of the Board, Chief Executive Officer and the major share owner of Berkshire Hathaway. International Dairy Queen, Inc. (“IDQ”) is a wholly owned subsidiary of Berkshire Hathaway. In 2002, IDQ and its subsidiaries made payments totaling approximately $1.39 million to the Company directly and through bottlers and other agents in respect of fountain syrup in the ordinary course of business. Also in 2002, IDQ and its subsidiaries received promotional and marketing incentives (such as funding and loans for menu boards bearing the Company’s logo) for corporate and franchised stores totaling approximately $974,000 from the Company and its subsidiaries in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway’s acquisition of IDQ and is on terms substantially similar to the Company’s relationships with other customers. FlightSafety International, Inc. is also a wholly owned subsidiary of Berkshire Hathaway. In 2002, the Company entered into a four-year agreement with FlightSafety International, Inc. to provide pilot, flight attendant and mechanic training services to the Company. In 2002, the Company paid FlightSafety International, Inc. approximately $555,000 for providing these services to the Company in the ordinary course of business. NetJets Inc. is a wholly owned subsidiary of Berkshire Hathaway. In 2002, the Company paid NetJets Inc. approximately $87,000 for management fees and approximately $145,000 for other services in the ordinary course of business associated with its use of an aircraft leased from Chatham International Corporation. Berkshire Hathaway holds a significant equity interest in Moody’s Corporation, to which the Company paid fees totaling approximately $323,000 in 2002 for rating our commercial paper programs and other services in the ordinary course of business. Berkshire Hathaway holds a significant equity interest in the FINOVA Group, Inc. In 2002, one of our subsidiaries paid approximately $139,000 to a subsidiary of The FINOVA Group, Inc., which holds an equipment lease, for the lease of coolers in the ordinary course of business. The original lease was entered into prior to Berkshire Hathaway’s acquisition of its interest in The FINOVA Group, Inc. Berkshire Hathaway also holds a significant equity interest in The Washington Post Company. In 2002, the Company paid approximately $94,000 to The Washington Post Company for advertising fees in the ordinary course of business.

       Herbert A. Allen, one of our Directors, is President, Chief Executive Officer, Director and a Managing Director of Allen & Company Incorporated (“ACI”) and a principal share owner of ACI’s parent. ACI is a principal equity holder of Allen & Company LLC (“ACL”), to which ACI sold certain of its businesses in September 2002. ACI has leased and subleased office space since 1977 in the building located at 711 Fifth Avenue, New York, New York. A subsidiary of the Company acquired that building in 1982 as an incidental part of a much larger transaction. In 2002, ACI paid approximately $2.7 million under the lease and it is expected ACI will pay a greater amount in 2003 for increased office space under the terms of the current lease. The Company’s agreement with ACI, which was assigned to ACL, to provide financial advisory services expired in 2002. In 2002, we paid ACI fees totaling $1.5 million and ACL fees totaling $1.25 million. ACL may provide financial advisory services to the Company in 2003. In the opinion of management, the terms of the lease, as modified, are, and the financial services agreement was, fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

       Sam Nunn, one of our Directors, is a partner in the law firm of King & Spalding LLP. King & Spalding LLP, among numerous other law firms in the U.S. and abroad, provided legal services to the Company and its subsidiaries in 2002. In 2002, we paid King & Spalding LLP fees totaling approximately $8.8 million for legal services which represent less than 5% of King & Spalding LLP’s gross revenues for 2002. We expect that King & Spalding LLP will provide services to the Company and its subsidiaries in 2003. Mr. Nunn does not personally provide any legal services to the Company.

       Brian G. Dyson, Vice Chairman of the Company is the sole owner of Chatham International Corporation (“Chatham”). The Company leases from Chatham its fractional ownership interest in a jet. In connection with such agreement, the Company also pays the fees associated with the management of such jet. All amounts paid to Chatham are included in the Summary Compensation Table under the column Other Annual Compensation for Mr. Dyson. In the opinion of management, the terms of the lease are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

       See “Information about Committees, Meetings and Compensation of Directors” on pages 17 through 20 and “Compensation Committee Interlocks and Insider Participation” on page 41.

EXECUTIVE COMPENSATION

       The following tables and narrative text discuss the compensation paid in 2002, 2001 and 2000 to our Chief Executive Officer and our four other most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation

								Securities
							Restricted	Underlying
					Other Annual		Stock	Options/SAR	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus[3]		Compensation		Awards[8]	Awards	Payouts	Compensation[9]

Douglas N. Daft[1]	2002	$1,500,000	$4,000,000		$180,785	[5]	$0	0	$0	$150,000
Chairman of the Board	2001	1,500,000	3,500,000		118,765		47,880,000	1,000,000	0	117,779
and Chief Executive	2000	1,268,750	3,000,000		131,554		29,093,750	650,000	0	67,171
Officer
Brian G. Dyson	2002	1,000,000	1,500,000		264,265	[6]	0	0	—	44,457
Vice Chairman	2001	416,667	875,000		89,238		0	900,000	—	209,159
	2000	—	—		—		—	—	—	—
Steven J. Heyer	2002	885,000	2,000,000	[4]	—		0	450,000	—	107,053
President and Chief	2001	643,333	1,562,000	[4]	—		8,272,500	1,145,000	—	0
Operating Officer	2000	—	—		—		—	—	—	—
Deval L. Patrick	2002	495,000	1,250,000	[4]	99,738	[7]	0	175,000	—	70,189
Executive Vice President,	2001	359,583	995,000	[4]	—		9,004,500	378,000	—	0
General Counsel and	2000	—	—		—		—	—	—	—
Secretary
Carl Ware[2]	2002	575,000	1,290,000	[4]	—		0	0	0	39,000
Executive Vice President,	2001	541,667	725,000		89,859		5,985,000	300,000	0	37,603
Public Affairs and	2000	439,167	668,750		—		0	270,000	0	24,246
Administration

       1 Mr. Daft was elected Chairman of the Board and Chief Executive Officer on February 17, 2000.

       2 Mr. Ware retired from the Company effective as of February 1, 2003.

       3 The amounts in the Bonus column represent payments from one or more incentive plans of the Company and/or discretionary payments made to the executive officers. Under the incentive plans, in the event of a change in control, participants earn the right to receive awards equal to the target percentage of their annual salaries as if their performance goals had been met, prorated to reflect the number of months a participant was employed in the plan year.

       4 The amounts in the Bonus column for Mr. Heyer and Mr. Patrick include $500,000 payable to each pursuant to their employment contracts. The amount in the Bonus column for Mr. Ware includes $600,000 payable pursuant to an agreement with the Company. Mr. Ware’s agreement is described on page 31.

       5 Mr. Daft’s other annual compensation includes $152,738 for personal use of Company aircraft. Mr. Daft is required by the Company to use Company aircraft for all travel. Such travel for Mr. Daft and his spouse includes a gross-up for taxes due.

       6 Mr. Dyson’s other annual compensation includes $168,530 for payments relating to the lease by the Company of his fractional ownership of a jet and related management fees and $95,735 for personal use of Company aircraft.

       7 Mr. Patrick’s other annual compensation includes $46,471 for personal use of Company aircraft and $43,142 for commuting expenses to his principal residence as provided in his employment contract.

       8 There were no awards of restricted stock made to the named executive officers in 2002.

       The value at year-end for restricted shares, including performance-based restricted shares, held by each executive was, respectively, for Mr. Daft, 1,700,000 shares valued at $74,528,000, for Mr. Heyer, 175,000 shares valued at $7,672,000, for Mr. Patrick, 191,000 shares valued at $8,373,440, and for Mr. Ware, 337,000 shares valued at $14,774,080.

       Dividends on all stock awards are paid at the same rate as paid to all share owners.

       9 For 2002, includes for Mr. Daft: $6,000 contributed by the Company to The Coca-Cola Company Thrift & Investment Plan (the “Thrift Plan” described below) and $144,000 accrued under The Coca-Cola Company Supplemental Benefit Plan (the “Supplemental Plan” described below); and for Mr. Ware: $6,000 contributed by the Company to the Thrift Plan and $33,000 accrued under the Supplemental Plan. For Mr. Dyson, includes $32,579 in above-market interest credited on amounts deferred under the Company’s 1986 Compensation Deferral and Investment Program (the “CDIP” described below) and $11,878 contributed by the Company to The Coca-Cola Company Deferred Compensation Plan (the “DCP” described below). For Mr. Heyer, includes $6,000 contributed by the Company to the Thrift Plan, $67,410 accrued under the Supplemental Plan and $33,643 contributed by the Company to the DCP. For Mr. Patrick, includes $6,000 contributed by the Company to the Thrift Plan, $38,700 accrued under the Supplemental Plan and $25,489 contributed by the Company to the DCP. The contributions to the DCP for Messrs. Dyson, Heyer and Patrick were made to adjust for an administrative error that precluded Company contributions into the Thrift Plan and Supplemental Plan for 2001 and the beginning of 2002.

       The Thrift Plan is a tax-qualified defined contribution plan intended to satisfy the requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company contributes an amount to the Company Stock Fund of each participant’s account maintained under the Thrift Plan equal to 100% of the participant’s contributions but not more than (a) 3% of the participant’s earnings or (b) the amount allowable under the limits imposed under Sections 401(a) and 415(c) of the Code, whichever is lower.

       The Supplemental Plan provides a benefit to any eligible individual for whom the 3% matching contribution would otherwise be in excess of the maximum permitted under the Thrift Plan. The difference between the theoretical company matching contribution under the Thrift Plan for each participant, without regard to the legally imposed maximum and the maximum contribution permitted under law is used to determine the number of theoretical shares of Company Common Stock which would have been contributed to the participant’s account in the absence of the IRS’s limitations on earnings and contributions and/or absent deferrals under the DCP that can be considered for purposes of tax-qualified plans. The value of the accumulated theoretical shares, including dividends, is paid in cash to the individual at termination of employment. A participant will forfeit all rights to future benefits under the Supplemental Plan if the participant engages in competition with the Company, as defined by the plan, following termination of employment.

       The CDIP permitted salaried employees of the Company and certain of its subsidiaries whose base annual salary was at least $50,000, to defer, on a one-time basis, up to $50,000 of the compensation earned between May 1986 and April 1987. Participants are credited with interest on their deferrals. Effective January 1, 1998, the rate was set at 14% per annum.

       The DCP is a non-qualified deferred compensation program offered to a select group of management or highly compensated employees. As an unfunded “Top Hat” benefit plan, this program is exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended. Eligible participants may defer up to 80% of base salary and up to 100% of their incentive, with gains and losses credited based on a variety of investment choices as elected by the participant. Select senior executives may also elect to defer stock option gains and restricted stock awards.

Option/SAR Grants in Last Fiscal Year

	Individual Grants

		% of
	Number of	Total
	Securities	Options/
	Underlying	SARs
	Options/SARs	Granted	Exercise or
	Granted	to Employees	Base Price	Expiration	Grant Date
Name	(#)[1]	in Fiscal Year	($/Share)	Date	Value*

Douglas N. Daft	0	N/A	N/A	N/A	N/A
Brian G. Dyson	0	N/A	N/A	N/A	N/A
Steven J. Heyer	450,000	1.5%	$44.655	12/17/2017	$8,964,000
Deval L. Patrick	175,000	0.6%	44.655	12/17/2017	3,486,000
Carl Ware	0	N/A	N/A	N/A	N/A

       * The grant-date value is based a Black-Scholes Valuation of $19.92 per option utilizing the following assumptions:

       (1) Exercise price – $44.655;

       (2) Time horizon – 15 years;

       (3) Volatility – 25.53%;

       (4) Risk-free interest rate – 15-year: 5.65%;

       (5) Dividend yield – 1.59%.

       As required by the accounting rules, a different Black-Scholes calculation was used in determining stock option expense in the Company’s financial statements. Accounting rules require that the expected life of an option be used instead of its term. In the financial statements a value of $13.10 per option was used based on the following assumptions: Exercise price — $44.655; Time horizon — 6 years; Volatility — 30.2%; Risk-free interest rate — 6 year: 3.4%; and Dividend yield — 1.7%. The difference in valuation is primarily due to the assumed time horizon. To ensure the best market-based assumptions were used, we obtained two independent market quotes. Our Black-Scholes value was not materially different from the independent quotes.

       1 These awards were made pursuant to The Coca-Cola Company 2002 Stock Option Plan (the “2002 Stock Option Plan”). Options awarded vest one-fourth on the first, second, third and fourth anniversaries of the grant date. The option price must be not less than 100% of the fair market value of Company Common Stock on the date the option is granted. The fair market value of a share of Company Common Stock is the average of the high and low market prices at which a share of stock was sold on the date of grant. The grants provide that stock options generally may not be exercised during the first twelve months after the date of grant.

         The plan allows shares of Company Common Stock to be used to satisfy any resulting Federal, state and local tax liabilities. The 2002 Stock Option Plan allows options to remain exercisable for 15 years from the date of grant. The plan has provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options, with change of control, death, disability and retirement, with certain exceptions, causing acceleration of vesting.

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Options/SAR Values

				Value of
			Number of	Unexercised
			Securities	In-the-Money
			Underlying	Options/SARs at
			Unexercised	FY-End ($) (Based
			Options/SARs at	on $43.840 Per
			FY-End (#)	Share)
	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise	Value Realized	Unexercisable	Unexercisable

Douglas N. Daft	0	N/A	645,750/ 1,431,250	$1,807,363/ 0
Brian G. Dyson	0	N/A	0/ 900,000	0/ 0
Steven J. Heyer	0	N/A	286,250/ 1,308,750	0/ 0
Deval L. Patrick	0	N/A	94,500/ 458,500	0/ 0
Carl Ware	49,058	$1,658,436	433,888/ 433,437	1,129,157/ 0

Long-Term Incentive Plan Awards in Last Fiscal Year

       The Company has established a Long-Term Incentive Program as part of the Company’s Executive and Long-Term Performance Incentive Plan which is submitted to share owners at this meeting. As of the date hereof, the Compensation Committee of the Board of Directors has not determined target awards and measures for the three-year performance period beginning January 1, 2003.

Pension Plan Table

Assumed Average
Annual Compensation	Years of Credited Service With the Company
for Five-Year Period
Preceding Retirement	15 Years	20 Years	25 Years	30 Years	35 Years

$ 500,000	$175,000	$200,000	$225,000	$250,000	$275,000
1,000,000	350,000	400,000	450,000	500,000	550,000
1,500,000	525,000	600,000	675,000	750,000	825,000
2,000,000	700,000	800,000	900,000	1,000,000	1,100,000
2,500,000	875,000	1,000,000	1,125,000	1,250,000	1,375,000
3,000,000	1,050,000	1,200,000	1,350,000	1,500,000	1,650,000
3,500,000	1,225,000	1,400,000	1,575,000	1,750,000	1,925,000
4,000,000	1,400,000	1,600,000	1,800,000	2,000,000	2,200,000
4,500,000	1,575,000	1,800,000	2,025,000	2,250,000	2,475,000
5,000,000	1,750,000	2,000,000	2,250,000	2,500,000	2,750,000

       This table sets forth the annual retirement benefits payable under the Employee Retirement Plan of The Coca-Cola Company described below (the “Retirement Plan”), the retirement portion of the Supplemental Plan and The Coca-Cola Company Key Executive Retirement Plan described below (the “Key Executive Plan”) upon retirement at age 65 or later based on an employee’s assumed average annual compensation for the five-year period preceding retirement and assuming actual retirement on January 1, 2003. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

       Generally, compensation utilized for pension formula purposes includes salary and annual bonus reported in the Summary Compensation Table. Awards under the Long-Term Performance Incentive Plan are generally also included in the computation of pension benefits under the Retirement Plan, the Key Executive Plan and the Supplemental Plan. Company contributions received under the Thrift Plan and Supplemental Plan are not included in the calculation of the named executive officer’s compensation for purposes of the pension benefit. Gains from the exercise of stock options or restricted stock are also not included in the calculation of compensation for the purposes of the pension benefit.

       The Retirement Plan is a tax-qualified defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of (a) the employee’s final average compensation (the five highest consecutive calendar years of compensation out of the employee’s last eleven years of credited service) or (b) $200,000 for 2002 (the limit set by the Code), whichever is lower, times the employee’s years of credited service. Age requirements for early retirement and benefit reductions for early retirement are reduced for participants who terminate for any reason within two years after a change in control. The term “compensation” includes salary, overtime, commissions and performance incentive awards of the participants.

       The Supplemental Plan also provides a benefit to eligible persons whenever 100% of their pension benefits under the Retirement Plan are not permitted to be funded or paid through that plan because of limits imposed by the Code and/or because of deferrals under the DCP. Currently, the maximum annual benefit at age 65 under the Retirement Plan is $160,000. If a participant terminates employment before early retirement age (for any reason other than death), the participant forfeits this benefit, except the portion of the supplemental benefit attributable to amounts deferred under the DCP, which vests according to the same provisions as the Retirement Plan and the accrued benefit as of December 31, 1993. In addition, a participant will forfeit all rights to future pension benefits under the Supplemental Plan if the participant competes against the Company following termination of employment. If a participant is entitled to a pension benefit from the Retirement Plan because of termination of employment for any reason within two years after a change in control, then the change in control provisions in the Retirement Plan will apply to the calculation of the participant’s pension benefit under the Supplemental Plan. These vested benefits are payable on termination of employment.

       The Key Executive Plan pays annually, upon retirement, 20% of the participant’s average pay, including awards pursuant to the Long-Term Performance Incentive Plan, for the five highest consecutive years out of the employee’s last eleven years of credited service, increased 1% for each year of credited service with the Company up to a maximum of 35 years (i.e., up to 55%). Of the named executive officers, only Mr. Daft and Mr. Ware, along with one additional senior officer, participate in the Key Executive Retirement Plan. This plan is being phased out and no additional participants have been added since 1996. The amount any participant will receive under the Key Executive Plan will be reduced, dollar for dollar, by amounts payable under the Retirement Plan. Eligibility for early retirement benefits under the Key Executive Plan starts when the participant has completed ten years of service with the Company and is 55 years old, or when the participant reaches age 60. If a participant should die prior to retirement, his or her surviving spouse will receive accrued benefits under the Key Executive Plan, less any other survivor income benefits payable under the Retirement Plan. There is also a benefit to a participant’s surviving spouse if the participant dies after retirement. A participant will forfeit all rights to future benefits under the Key Executive Plan if the participant competes against the Company following termination of employment. In the event of a change in control, all benefits accrued to participants would immediately vest and, if a participant’s employment terminates within two years after a change in control, his or her benefits would be paid in cash in a lump sum. In certain cases, such benefits are calculated assuming continuation of employment to the first date on which the employee would have satisfied the eligibility requirements with assumed increases of 8% per annum in covered compensation. Also in such event, the Company will pay the employee an additional amount equal to the liability, if any, under Section 4999 of the Code attributable to lump sum payments under the Key Executive Plan.

       The years of credited service under retirement plans as of December 31, 2002, for the persons named in the Summary Compensation Table are as follows: Mr. Daft, 26.3 years; Mr. Dyson, 33.1 years; Mr. Heyer, 1.8 years; Mr. Patrick, 1.8 years; and Mr. Ware, 29 years. The years of service credited for Mr. Dyson include his prior employment with the Company and Coca-Cola Enterprises Inc. Pursuant to contractual arrangements, Mr. Heyer and Mr. Patrick are each credited with an additional 10 years of service for purposes of determination of benefits under the retirement plans.

       Mr. Dyson received $34,386 in Supplemental Plan payments in 2002.

Other Compensation Matters

       In connection with the hiring of Messrs. Dyson, Heyer and Patrick and Mr. Ware’s retirement, the Company entered into contractual arrangements with each executive as described below:

Brian G. Dyson — The Company entered into an agreement with Mr. Dyson dated September 17, 2001 for a two-year period ending July 31, 2003. The terms of Mr. Dyson’s employment include an annual salary of $1 million, participation in the Company’s annual incentive program and a stock option award of 900,000 shares in 2001. The option award has a seven-year term and will vest on the earliest of (a) two years from the grant date, (b) the date Mr. Dyson resumes retirement status and (c) as provided in the stock option plan. The Company also agreed, during his employment, to lease from Mr. Dyson his fractional ownership of a jet and assume the management fee payments associated with such jet. Mr. Dyson continues to receive retirement payments from Coca-Cola Enterprises Inc. and Supplemental Plan and CDIP payments from the Company, although his Retirement Plan payments are suspended during his reemployment. The agreement also provides Mr. Dyson with the use of a car and driver.

Steven J. Heyer — The Company entered into an agreement with Mr. Heyer on March 2, 2001 for a five-year period beginning April 1, 2001. The contract is automatically renewed for additional one-year periods unless Mr. Heyer or the Company take specific actions to terminate it. Mr. Heyer’s arrangement includes an annual salary of $850,000, subject to increase, as well as cash incentive and Long-Term Incentive (“LTI”) participation. Mr. Heyer’s contract also calls for the grant of annual equity awards in the range of $9 to $12 million based upon Black-Scholes valuations, subject to the discretion of the Compensation Committee. The agreement with Mr. Heyer includes a supplemental pension providing an additional ten years of service credit under the Retirement Plan and Supplemental Plan. However, payments relating to the additional ten years of service shall be paid outside of such plans. The contract has specific provisions for treatment of all compensation in the event of Mr. Heyer’s termination. Specifically, in the event of termination of Mr. Heyer’s employment by the Company for Cause or by Mr. Heyer for Other than Good Reason (in each case as defined in the agreement), the option received to compensate for options forfeited at his former employer (the “Make-Whole Option”) would become fully vested and be exercisable for six months following such termination. In the event of termination of Mr. Heyer’s employment by the Company for reasons other than Cause, by Mr. Heyer for Good Reason or as a result of Disability (in each case as defined in the agreement), Mr. Heyer is to receive an annual incentive award determined, prorated and paid according to the terms of the plan, a lump sum payment equivalent to three times base salary plus the average of the three preceding bonus payments, offset by applicable severance payments; the Make-Whole Option will become fully vested and the 50,000 share restricted stock award shall be released; other stock and restricted stock awards shall be paid according to their terms; and he will be entitled to Company paid COBRA coverage and the pension credit.

Deval L. Patrick — The Company entered into an agreement with Mr. Patrick on February 21, 2001 for a five-year period beginning April 1, 2001. The contract is automatically renewed for additional one-year periods unless Mr. Patrick or the Company take specific actions to terminate it. Mr. Patrick’s arrangement includes an annual salary of $475,000, subject to increase, as well as cash incentive and LTI participation. Mr. Patrick’s contract also calls for the grant of annual equity awards using ranges set for peer executives. The agreement with Mr. Patrick includes a supplemental pension providing an additional ten years of service credit under the Retirement Plan and Supplemental Plan. However, payments relating to the additional ten years of service shall be paid outside of such plans. The contract has specific provisions for treatment of all compensation in the event of Mr. Patrick’s termination. Specifically, in the event of termination of Mr. Patrick’s employment by the Company for Cause or by Mr. Patrick for Other than Good Reason (in each case as defined in the agreement), the Make-Whole Option would become fully vested and be exercisable and, if such termination occurs prior to the third anniversary of the election of Mr. Patrick as an officer, a payment of $1,550,000 would be made. In the event of termination of Mr. Patrick’s employment by the Company for reasons other than Cause, by Mr. Patrick for Good Reason or as a result of Disability (in each case as defined in the agreement), Mr. Patrick is to receive an annual incentive award determined, prorated and paid according to the terms of the plan, a lump sum payment equivalent to two times base salary plus an amount equal to the average of the three preceding bonus payments, offset by applicable severance payments; the Make-Whole Option will become fully vested and the make-whole restricted stock award received to compensate for restricted stock forfeited at his former employer shall be released; other stock and restricted stock awards shall be paid according to their terms; and he will be entitled to Company paid COBRA coverage and the pension credit.

Carl Ware — The Company entered into an agreement with Mr. Ware on October 21, 2002. The agreement covers certain payments to be made to Mr. Ware upon his retirement. Specifically, the Company agreed to release 36,000 restricted shares which would otherwise have been forfeited upon Mr. Ware’s retirement. In addition, the Company decided to pay a special bonus of $600,000 to Mr. Ware. Finally, the Company agreed to enter into a consulting arrangement with Mr. Ware for a three-year period beginning in February 2003 for $225,000 per year. All other payments described in the letter to Mr. Ware are those due to him as a result of his retirement from the Company.

       The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of The Coca-Cola Company shall not be incorporated by reference into any such filings.

Performance Graph

Comparison of Five-Year Cumulative Total Return Among

The Coca-Cola Company, S&P 500 Index and Food, Beverage and Tobacco Groups

Total Return

Stock Price Plus Reinvested Dividends

       * Based on information for a self-constructed peer group of the Food, Beverage and Tobacco Groups of companies as published in The Wall Street Journal, which includes the following companies, but from which the Company has been excluded:

       Adolph Coors Company, Altria Group, Inc., American Italian Pasta Company, Anheuser-Busch Companies, Inc., Archer-Daniels-Midland Company, Brown-Forman Corporation, Bunge Limited, Campbell Soup Company, Coca-Cola Enterprises Inc., ConAgra Foods, Inc., Constellation Brands, Inc., Corn Products International, Inc., Dean Foods Company, Dole Food Company, Inc., Dreyer’s Grand Ice Cream, Inc., Flowers Foods, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, International Multifoods Corporation, Interstate Bakeries Corporation, Kellogg Company, Kraft Foods Inc., Lancaster Colony Corporation, McCormick & Company, Incorporated, NBTY, Inc., PepsiAmericas, Inc., PepsiCo, Inc., Ralcorp Holdings,

Inc., R.J. Reynolds Tobacco Holdings, Inc., Sara Lee Corporation, Sensient Technologies Corporation, Smithfield Foods, Inc., The Hain Celestial Group, Inc., The J.M. Smucker Company, The Pepsi Bottling Group, Inc., The Robert Mondavi Corporation, Tootsie Roll Industries, Inc., Tyson Foods, Inc., Universal Corporation, UST Inc. and Wm. Wrigley Jr. Company.

       The Wall Street Journal periodically changes the companies reported as a part of the Food, Beverage and Tobacco Groups of companies. At the time last year’s proxy statement was printed, the Groups excluded Bunge Limited, Sensient Technologies Corporation and The J.M. Smucker Company. Those companies are included in the Groups this year. Triarc Companies, Inc., which was included in the Groups last year, is excluded from the Groups this year. Additionally, Philip Morris Companies Inc. changed its name to Altria Group, Inc.

       The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1997.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	158,858,113 [1]	$50.24	150,590,440[2]

Equity Compensation Plans Not Approved by Security Holders	0	N/A	— [3]

Total	158,858,113		150,590,440 [3]

       1 Shares issuable pursuant to outstanding options under The Coca-Cola Company 1991 Stock Option Plan, The Coca-Cola Company 1999 Stock Option Plan and The Coca-Cola Company 2002 Stock Option Plan.

       2 Represents shares of Company Common Stock which may be issued pursuant to future awards under The
Coca-Cola Company 1999 Stock Option Plan, The Coca-Cola Company 2002 Stock Option Plan, the 1989 Restricted Stock Plan of The Coca-Cola Company and the 1983 Restricted Stock Plan of The Coca-Cola Company.

       3 The number of shares issuable pursuant to the plans described below are not presently determinable.

       The Company directly issues shares of Common Stock pursuant to the Director Deferred Compensation Plan described on page 20.

       Additionally, the Company facilitates employee share ownership through matching contributions pursuant to The Coca-Cola Export Corporation Employee Share Plan (the

“Export Plan”), the Employees’ Savings and Share Ownership Plan of Coca-Cola Ltd. (the “Canadian Plan”) and the Share Savings Plan (the “Danish Plan”). Pursuant to the Export Plan, the Company matches contributions made by participating employees to a maximum of £1,500 per year. The participant is immediately vested in the matching contribution. Pursuant to the Canadian Plan, the Company matches 50% of the contributions made by participating employees to a maximum of 4% of such participant’s salary per year. The participant is immediately vested in the matching contribution. Pursuant to the Danish Plan, the Company matches contributions made by participating employees to a maximum of 3% of such participant’s salary per year. The participant is immediately vested in the matching contribution; however, the shares are held in trust and a participant is not entitled to withdraw the shares purchased for a period of five years without tax liability. Under each of the plans, the Company contributes such matching amounts in cash to the trustee of such plan who acquires the shares of Common Stock on the open market. There is no limit on the number of shares that may be purchased pursuant to the Export Plan, the Canadian Plan or the Danish Plan. The shares, which are already issued, are acquired on the open market.

       The Company also sponsors employee share purchase plans in numerous jurisdictions. The Company does not grant or issue any shares of Company Common Stock pursuant to such plans, but rather facilitates the acquisition of shares of Company Common Stock by employees in a cost efficient manner.

       Shares that may be issued under the Thrift Plan or share units credited under the Supplemental Plan and the International Thrift Plan are not included. The Thrift Plan and Supplemental Plan are described on pages 24 and 25. The International Thrift Plan provides benefits similar to the Supplemental Plan for employees outside of the United States. Share units accrued under the Supplemental Plan and International Thrift Plan are paid in cash.

Report of the Compensation Committee

of the Board of Directors of The Coca-Cola Company
on Executive Compensation

       The Compensation Committee of the Board of Directors of The Coca-Cola Company (the “Committee”) offers this report regarding compensation policies for executive officers and the Chief Executive Officer of the Company.

       The overall goal of the Committee is to develop executive compensation policies and practices that are consistent with and linked to the Company’s strategic business objectives. The Committee adheres to certain key principles related to the structure of compensation for executive officers. They are as follows:

Long-Term and At-Risk Focus. The majority of pay for executive officers should be composed of long-term, at-risk pay to focus management on the long-term interests of share owners. While base salary, annual incentives and employee benefits should be at competitive levels, the continued focus for top executives should be the long-term growth of the Company.

Equity Orientation. Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and share-owner interests. Consistent with this philosophy, the Company has established ownership guidelines for executives.

Management Development. To support the Board of Directors in fulfilling its responsibility of identifying future business leaders, compensation opportunities should be structured to attract and retain those individuals who can maximize the creation of share-owner value.

Competitiveness. The Company emphasizes total compensation opportunities while at the same time focusing attention on the competitive posture of each component of compensation. At-risk pay policies are influenced by competitive practice. The competitiveness of base salary and annual incentives is independent of stock performance. However, overall competitiveness of total compensation will remain contingent on long-term, stock-based compensation programs. In line with this principle, current total compensation competitiveness is targeted in the top quartile of the range of total compensation of a comparator group of companies.

These principles apply to compensation policies for all executive officers. The Committee does not follow the principles mechanically; rather, assisted as appropriate by independent advisors, the Committee uses experience and judgment in determining the appropriate mix of compensation for each individual.

The sections that follow illustrate these principles.

Components of Executive Compensation

       The basic components of executive compensation are:

•	Annual Cash Compensation, including base salary and annual incentives.

•	Long-Term Incentive Compensation, including cash long-term incentives, stock options and restricted stock.

       Executive officers receive compensation structured to meet varying business objectives, and to cumulatively provide a level of total compensation in the top quartile of the range of total compensation offered by a comparator group. The companies selected for comparison of total compensation differ from those included in the Performance Graph because the Company seeks talent from a broader group of companies than the Food, Beverage and Tobacco Groups against which performance is compared.

       Total compensation comparators are selected by screening large public companies for such performance characteristics as profit growth and return on equity. Those companies exhibiting leadership in the performance measures over sustained periods are selected as benchmarks for the Company’s total compensation standards.

       The philosophy underlying each category is discussed herein.

Annual Cash Compensation

       Base Salary. The purpose of base salary is to create a secure base of cash compensation for executive officers that is competitive with the market for global talent. Generally, total cash compensation for executive officers will be targeted within the top third quartile versus the relevant talent market. The Committee exercises its discretion in making salary decisions and relies to a large extent on the Chief Executive Officer’s evaluations of individual executive officer performance. Salary increases for executive officers do not follow a preset schedule or formula.

       Base salary will provide an income level that is sufficient to minimize day-to-day distractions of executives from their focus on long-term business growth. However, base pay levels are not intended to be the vehicle for significant long-term capital and wealth accumulation for executives.

       Annual Incentives. The purpose of annual incentives is to provide cash compensation that is at-risk on an annual basis and is contingent on the achievement of annual business and operating objectives. Annual incentives take account of overall business performance, including performance of operating groups and divisions where appropriate, as well as individual performance. Annual incentives provide a payout scale with high up-side opportunity for high performance and zero payout for low performance. Additionally, annual incentives provide income levels that are sufficient to allow for wealth accumulation for executive officers where there are high levels of performance.

       The Company maintains the Annual Performance Incentive Plan and the Executive Performance Incentive Plan. Executive officers may be selected for participation in either of these plans, but not both. For those executive officers participating in the Executive Performance Incentive Plan, the Compensation Committee has created a companion incentive plan (called the Executive Incentive Plan) that allows a subjective evaluation of each executive officer’s individual performance. Each plan is described below.

       Annual Performance Incentive Plan. Target annual incentives are established for certain key executives. The actual award is based on operating income and volume performance, as well as personal performance, and may be greater or less than the target annual incentive. Below a threshold level of performance, no awards may be granted. Generally, profit growth and volume increases are weighted higher than personal performance, but the weightings may be adjusted to take into account unusual circumstances.

       Executive Performance Incentive Plan (EPIP). The Committee may approve some or all of the executive officers for participation in this plan each year. Executive officers selected for participation in the EPIP are not eligible for participation in the Annual Performance Incentive Plan. Target annual incentives are established for each approved executive officer. The actual award for 2002 is based on earnings per share (“EPS”) gain, unit case volume increases and change in share of soft drink sales, and may be greater or less than the target annual incentive set under this plan. Nearly 95% of the award is determined from equal weightings on volume growth and EPS, with the remaining amount determined by change in share of sales. Payments from this plan are intended to qualify as tax-deductible performance-based compensation under the terms of Section 162(m) of the Internal Revenue Code (the “Code”). Under the terms of the plan, as submitted to share owners for approval, the Committee may, in future years, designate one or more other performance factors from the list of performance factors set forth in the plan to be used as a basis for awards in such future years.

       Executive Incentive Plan. This plan allows executive officers covered under the EPIP to be rewarded for individual performance and for achievement of goals such as those related to diversity, quality and the environment, which are not currently part of the share-owner approved EPIP. A portion of the total target annual incentive is payable under this plan and the determination of individual performance against goals is made by the Committee for the Chief Executive Officer and by the Chief Executive Officer for his direct reports. Payments from this plan are not intended to qualify as tax-deductible performance-based compensation under the terms of Section 162(m) of the Code.

Long-Term Incentive Compensation

       Long-term incentives comprise the largest portion of the total compensation package for executive officers. There are three forms of long-term incentives utilized for executive officers: stock options, restricted stock and long-term incentive plans with cash awards. In any given year, an executive officer may be offered participation in a single plan or in a combination of plans. In the presence of high levels of business performance, long-term incentives will provide income levels that are sufficient to allow for capital and wealth accumulation for executive officers. As framed by the guiding principles described earlier, the Company targets a level of total compensation for executive officers in the top quartile of the comparator group range. Because base salary and annual incentives are targeted within the third quartile, the compensation focus for executive officers is clearly on long-term incentives. The scope of long-term incentive opportunities targeted for each executive officer is determined primarily by the variance between the desired level of total compensation and the combined amount of base salary, employee benefits and annual incentives. The actual long-term incentive amount is determined by both individual and Company performance.

       Factors which influence decisions regarding what form of long-term incentives to grant to a particular executive officer include individual performance and potential, history of past grants, time in current job and level of or significant changes in responsibility. These subjective criteria are used for determining award type for all executive officers.

       Each form of long-term incentive is discussed below.

Stock Options. The purpose of stock options is to provide equity compensation whose value is at-risk based on the increase in Company stock price and the creation of share-owner value. Stock options also allow executive officers to have equity ownership and to share in the appreciation of the value of Company stock. Stock options only have value if the stock price appreciates in value from the date the options are granted.

Stock option awards are based on business and individual performance with high up-side award opportunity for high performance and no award opportunity for low performance.

Approximately 8,600 employees received option awards in 2002. The named executive officers received option awards for 625,000 shares in 2002, or 2.1% of options awarded.

Long-Term Performance Incentive Plan. The Long-Term Performance Incentive Plan provides awards for three-year performance periods. The plan allows the Committee to choose from a number of performance measures that the Committee believes are key contributors, over time, to the creation of share-owner value. Below a threshold level of performance, no awards can be earned. The role of this plan is to maintain executive focus on the drivers of the business at all times, regardless of periodic distortions in the equity markets caused by external factors.

Long-term incentives measure Company business performance and not individual performance and link all executive actions to total Company business results.

Restricted Stock. The Restricted Stock Award Plan is also designed to focus executives on the long-term performance of the Company. It is not used as a guaranteed element of any executive’s total compensation, but rather as a special compensation tool for various purposes:

•	to provide equity compensation whose value is at-risk and based on the achievement of medium term goals (three to five years) and the enhancement of share-owner value over that time,

•	to provide an effective retention mechanism for key executive talent over the medium or long term, and

•	to provide a mechanism for grants to executives that vest only upon retirement to ensure their continuing commitment to long-term business success.

Specific, measurable, performance milestones, such as earnings per share improvement, will be used when restricted stock is performance-related. Individual performance is not a measure used in determining restricted stock performance vesting.

Additional Information

       Stock Ownership Guidelines. In keeping with the principles set forth at the beginning of this report, the Committee has established stock ownership guidelines for officers and key leaders of the Company. The Chief Executive Officer monitors compliance with these guidelines.

       Benefits. Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits offered to executive officers are those that are offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

       Tax Compliance Policy. A feature of the Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the four other executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. If certain conditions are met, compensation may be excluded from consideration of the $1 million limit. The policy of the Committee related to this Act is to establish and maintain a compensation program that maximizes the creation of long-term share-owner value, not to design compensation vehicles solely for tax purposes.

       Share owners approved the Executive Performance Incentive Plan and the Long-Term Performance Incentive Plan in 1994 and again in 1999. Both plans are being presented to share owners for approval again in 2003, in the form of a single plan allowing for separate short and long-term awards, as required to maintain the deductibility of compensation paid pursuant to such plans. The Company’s Stock Option Plans and certain awards under the 1989 Restricted Stock Plan meet the conditions necessary for deductibility, evidencing the intent of the Committee to comply with this Act. It must be noted, however, that the Committee is obligated to the Board and the share owners of the Company to recognize and reward performance which increases the value of the Company. Accordingly, the Committee will continue to exercise discretion in those instances where the mechanistic approaches necessary under tax law considerations would compromise the interests of share owners.

Compensation for the Chairman and Chief Executive Officer

       Mr. Daft led the Company through considerable progress over the past year in achieving four strategic priorities; delivering strong financial results, growing our brands, strengthening our bottler relationships and building our leadership team. At the same time, Mr. Daft has continued to emphasize the Company’s true values — integrity, quality, accountability, diversity and relationships. The Board remains confident in Mr. Daft’s leadership.

       Beginning in 2003, and in accordance with its new charter, the Compensation Committee, together with the Committee on Directors and Corporate Governance and the full Board, conducted its annual formal evaluation of Mr. Daft’s performance. This evaluation was factored into decisions made by the Committee about Mr. Daft’s annual incentive award and will be factored into future decisions made by the Committee about Mr. Daft’s compensation.

       The Committee decisions related to Mr. Daft’s compensation in 2002 were as follows:

      Annual Cash Compensation

       Base Salary. Mr. Daft requested that no action be taken on his base salary. Accordingly, base salary for Mr. Daft remained at $1.5 million and has not increased since August 1, 2000. Mr. Daft’s base pay falls in the lower fourth quartile for comparable positions.

       Annual Incentive. Mr. Daft’s annual incentive of $4,000,000 reflects payments under two plans and reflects the Committee’s opinion of his continued strong performance noted above. The Executive Performance Incentive Plan measured his achievement of financial goals set for him by the Committee. The Executive Incentive Plan allowed the Committee to assess his achievement of goals related to strategic Company-wide objectives, including efforts toward quality, environment and enhancing our brand and corporate citizenship as well as efforts toward diversity and people management.

      Long-Term Incentive Compensation

       Equity Awards. The Committee was prepared, in light of Mr. Daft’s 2002 performance, to make an equity award in 2002. At his request, the Committee deferred action related to an equity award.

       Long-Term Incentives. Mr. Daft did not earn an award for the performance period ended December 31, 2002. Actual growth in unit case volume and average operating profit margin for the three-year period determined the level of payout, and performance fell below the minimum of the range, therefore yielding no payout for the performance period to any plan participants.

       Summary. The Committee believes the executive compensation policies and programs described in this report serve the interests of the share owners and the Company. Pay delivered to executives is intended to be linked to, and commensurate with, Company performance and with share-owner expectations. The Committee notes that the compensation philosophy should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, share-owner expectations.

Cathleen P. Black, Chairman
Susan Bennett King
Robert L. Nardelli
Paul F. Oreffice
Peter V. Ueberroth

Compensation Committee Interlocks and Insider Participation

       The Compensation Committee of the Company is composed entirely of the five outside and independent Directors named as signatories to the Compensation Committee Report above, as was the case during fiscal 2002. Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer or other executive officers or the Company, other than his or her directorship.

CERTAIN INVESTEE COMPANIES

       The Company and its subsidiaries together currently hold approximately 37.52% of the issued and outstanding shares of Coca-Cola Enterprises Inc. (“Enterprises”).

Certain Transactions and Relationships With Enterprises

       SunTrust engaged in ordinary course of business banking transactions in 2002, and is expected to engage in similar transactions in 2003, with Enterprises and its subsidiaries, including the making of loans on customary terms. Fees for those transactions of approximately $1.5 million were paid in 2002. Also in 2002, Enterprises paid SunTrust approximately $481,000 for letter of credit fees, approximately $415,000 for investment management fees relating to Enterprises’ benefit plans and approximately $217,000 for line of credit and underwriting fees.

       Warren E. Buffett, one of our Directors, is Chairman of the Board, Chief Executive Officer and a major share owner of Berkshire Hathaway. IDQ is a wholly owned subsidiary of Berkshire Hathaway. In 2002, IDQ received approximately $71,000 for promotions in the ordinary course of business. Berkshire Hathaway holds a significant equity interest in Moody’s Corporation to which Enterprises paid approximately $333,000 in 2002 for maintaining its long-term and short-term credit ratings.

       In 2002, Enterprises paid National Indemnity Company, a wholly owned subsidiary of Berkshire Hathaway, approximately $2.8 million for insurance coverage. In 2002, Enterprises paid FlightSafety International, Inc., a wholly owned subsidiary of Berkshire Hathaway, approximately $75,000 for providing pilot and flight attendant training. In 2002, Enterprises paid Nebraska Furniture Mart, Inc., also a wholly owned subsidiary of Berkshire Hathaway, approximately $66,000 for the purchase of promotional items.

Ownership of Securities in Enterprises

       The following table sets forth information regarding ownership of the stock of Enterprises, if any, by each Director and nominee, our five most highly compensated executive officers, and our Directors, nominees and executive officers as a group, all as of February 21, 2003.

	Aggregate Number		Percent of
	of Shares		Outstanding
Name	Beneficially Owned		Shares[5]

Herbert A. Allen	773,743	[1]	*
Donald F. McHenry	1,035		*
Brian G. Dyson	67,998		*
Steven J. Heyer	8,417	[2]	*
Deval L. Patrick	6,791	[3]	*
All Directors, Nominees and Executive Officers as a Group (27 Persons)	863,011	[4]	*

       * Less than 1% of issued and outstanding shares of common stock of the indicated entity.

       1 Includes 723,743 shares held by ACI. Does not include 35,000 shares held by ACI’s pension plan.

       2 Includes 5,917 phantom units issued under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation (the “Enterprises Plan”) and 2,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003.

       3 Includes 4,291 phantom units issued under the Enterprises Plan and 2,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003.

       4 Includes 12,735 phantom units issued under the Enterprises Plan and 7,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003.

       5 Phantom units issued under the Enterprises Plan and shares which may be acquired upon the exercise of options are not counted as outstanding in calculating these percentages.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 2)

       The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2003, subject to ratification of the appointment by the share owners. Ernst & Young LLP has served as the Company’s independent auditors for many years and is considered by management to be well qualified.

REPORT OF THE AUDIT COMMITTEE

       For many years, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange. In 2002, the Committee met seven times. The Committee has adopted, and annually reviews, a charter outlining the practices it follows. In October 2002 the Board of Directors amended the charter; a copy of the charter is attached as Appendix I to this proxy statement. The charter complies with all current regulatory requirements. Additionally, the Committee has continued its long-standing practice of having independent legal counsel.

       During the year 2002, at each of its meetings, the Committee met with the senior members of the Company’s financial management team, our director of internal audit, the Company’s general counsel and our independent auditors. The Committee’s agenda is established by the Committee’s chairman and the director of internal audit. The Committee had private sessions, at each of its meetings, with the Company’s independent auditors and, separately, with the director of internal audit, at which candid discussions of financial management, accounting and internal control issues took place.

       The Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent auditors for the year ended December 31, 2002 and reviewed with the Company’s financial managers, the independent auditors, and the director of internal audit, overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls and the quality of the Company’s financial reporting. Although the Committee has the sole authority to appoint the independent auditor, the Committee will continue its long-standing practice of recommending that the Board ask the share owners, at their annual meeting, to approve the Committee’s selection of the independent auditor.

       Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

       In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

•	Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

•	Based on the auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

       The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

       The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2002 was compatible with the auditors’ independence.

       In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee reviews the Company’s quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission. In 2003, the full Committee will review quarterly earnings announcements in advance of their issuance with management and representatives of the independent auditor. In 2002, such announcements were reviewed in advance with the Committee Chairman. In its oversight role the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

       In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Peter V. Ueberroth, Chairman
Ronald W. Allen
Cathleen P. Black
Warren E. Buffett
Robert L. Nardelli

Audit Fees and All Other Fees

Audit Fees

       Fees for audit services totaled approximately $14.2 million in 2002 and approximately $10.3 million in 2001, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit Related Fees

       Fees for audit related services totaled approximately $4.0 million in 2002 and approximately $4.9 million in 2001. Audit related services principally include due diligence in connection with acquisitions, accounting consultation, audits in connection with proposed or consummated acquisitions and information systems audits.

Tax

       Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $9.9 million in 2002 and $11.4 million in 2001.

All Other Fees

       Fees for all other services not described above totaled approximately $3.1 million in 2002 and $2.2 million in 2001, principally including services related to the Company’s expatriate program, and advisory services in connection with the Company’s process improvement initiatives.

       We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

       One or more representatives of Ernst & Young LLP will be present at this year’s Annual Meeting of Share Owners. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

       Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Share Owners. If the share owners should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote

FOR
the ratification of the appointment of Ernst & Young LLP as independent auditors.
Proxies received by the Board of Directors will be so voted unless share owners specify in their proxies a contrary choice.

PROPOSAL TO APPROVE AN AMENDMENT TO

THE COCA-COLA COMPANY 2002 STOCK OPTION PLAN
AUTHORIZING THE AWARD OF STOCK SARS

(Item 3)

Summary

       We are asking for your approval of an amendment to the 2002 Stock Option Plan (the “Amendment”). The Amendment would permit the Compensation Committee to grant awards from the 2002 Stock Option Plan in the form of Stock Appreciation Rights (“SARs”) payable only in shares of Common Stock of The Coca-Cola Company. The Amendment does not authorize SARs to be paid in cash.

       The Amendment makes no additional material changes to the 2002 Stock Option Plan and does not authorize additional shares.

       Share owners approved the 2002 Stock Option Plan in April 2002. Share-owner approval for the Amendment is being sought so that awards made to executive officers, if any, subject to Code Section 162(m) are deductible. On February 20, 2003 the Compensation Committee adopted the Amendment and the Board of Directors directed that the Amendment be submitted to the share owners for approval at the 2003 Annual Meeting. The Amendment will be approved upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting.

Background and Rationale

       In July 2002, the Company made a decision to voluntarily adopt SFAS No. 123 relating to the expensing of equity compensation. Under SFAS No. 123, the fair value of options and stock SARs are expensed over the vesting period of the option or stock SAR. The Company is requesting this Amendment for a number of reasons:

1) The book expense under SFAS No. 123 of a stock SAR and an option with the same terms is equal.

2) It is expected that share utilization through the use of stock SARs will be less than that of option grants.

3) Stock SARs allow flexibility to grant an alternative equity vehicle and take advantage of favorable laws of some foreign jurisdictions.

Summary of the Plan and the Amendment

       The following summary of the 2002 Stock Option Plan and Amendment is qualified in its entirety by the text of the 2002 Stock Option Plan, as amended and restated, which is available on the Company’s website www.coca-cola.com or by contacting the Company as set forth on page 73. Share owners can view the 2002 Stock Option Plan by accessing the website and then clicking on The Coca-Cola Company, then clicking on Investors, then clicking on Financials, then clicking on Proxies. The 2002 Stock Option Plan is administered by the Compensation Committee of the Board of Directors (or a subset thereof), consisting of not less than two Directors of the Company, each of whom is an “outside director” under Code Section 162(m) and a “Non-Employee Director” under Rule 16b-3 under the 1934 Act (the “Compensation Committee”).

       The material terms of the 2002 Stock Option Plan, as amended and restated, are as follows:

       Eligibility. The Compensation Committee is authorized to grant stock options or SARs to any officer, including officers who are also Directors of the Company, and to other key employees of the Company and its Majority-Owned Related Companies (as defined in the 2002 Stock Option Plan). In certain circumstances, the Compensation Committee also may grant stock options to key employees of Related Companies (as defined in the 2002 Stock Option Plan) and to consultants. A recipient of an option or a stock SAR is referred to as an optionee.

       Stock SARs. A stock SAR will entitle the participant to receive, in Company Common Stock, value equal to the excess of (a) the fair market value of a specified number of shares of Company Common Stock, over (b) the exercise price established under the terms of the 2002 Stock Option Plan.

       Option/Exercise Price. The option/exercise price will be 100% of the fair market value of the Company’s Common Stock on the date the option or stock SAR is granted. In order to comply with the laws of certain foreign jurisdictions, the Compensation Committee in its discretion may grant options or stock SARs at an option/exercise price that is less than 100% of the fair market value of the Company’s Common Stock on the date the option or stock SAR is granted. Fair market value for purposes of the 2002 Stock Option Plan is the average of the high and low market price of the Company’s Common Stock as reported on the New York Stock Exchange Composite Transactions listing on the relevant date.

       Duration of Options and SARs. Each stock option or stock SAR will terminate on the date fixed by the Compensation Committee, which shall be not more than (a) 10 years after the date of the grant for ISOs (as defined in the 2002 Stock Option Plan) and (b) 15 years after the date of grant for options that are not ISOs and for stock SARs.

       Vesting. Options and stock SARs become exercisable when they have vested. The period before the options or stock SARs become exercisable is sometimes called the accrual period. The Compensation Committee shall specify the relevant vesting provisions at the time of the grant, including vesting based upon the achievement of specified performance targets. When performance targets are specified, the Compensation Committee will determine the period for which such targets must be maintained. Generally, no portion of any option or stock SAR is exercisable for a period of 12 months after the date of grant. All options and stock SARs automatically become exercisable in full in the event of a

Change in Control (as defined in the 2002 Stock Option Plan), death or disability of the optionee or as decided by the Compensation Committee. Upon retirement, options held at least one year shall become exercisable in full.

       Exercise Period. The exercise period for ISOs granted under the 2002 Stock Option Plan may not exceed 10 years from the date of grant and, for options that are not ISOs and for stock SARs, 15 years from the date of grant. If an optionee’s employment by the Company is terminated for any reason, except death, disability or retirement, the optionee has six months in which to exercise an option or stock SAR (but only to the extent exercisable immediately after termination) unless the option or stock SAR by its terms expires earlier. Termination or other changes in employment status affects the exercise period.

       Payment. Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Cashless exercises are permitted, where the plan administrator sells some of the shares acquired upon exercise and delivers the proceeds to the Company within three business days of the exercise. Also, Company Common Stock which has been held by the optionee at least six months may be tendered in payment for the exercise price. No payment is required for the exercise of a stock SAR. The 2002 Stock Option Plan allows U.S. taxpayers to use shares of Company Common Stock withheld upon exercise of options or stock SARs to satisfy U.S. Federal, state and local income tax liabilities due to the exercise.

       Shares That May Be Issued Under the Plan. The Amendment does not authorize any additional shares to be issued. As approved in 2002, a maximum of 120,000,000 shares of the Company’s Common Stock — which number may be adjusted as described below — would be issued or transferred pursuant to stock options and stock SARs granted under the 2002 Stock Option Plan. If any stock option or stock SAR terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued or transferred will then become available for additional grants of options or stock SARs. The number of shares available under the 2002 Stock Option Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

       Other Terms and Conditions. The Compensation Committee has the right to alter the terms of any option or stock SAR at grant or while outstanding pursuant to the terms of the 2002 Stock Option Plan; provided, that such amendment is not detrimental to the optionee. The Board of Directors may terminate or amend the 2002 Stock Option Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company’s Common Stock may be allocated to the 2002 Stock Option Plan, and no outstanding option or stock SAR may be repriced without the approval of the share owners. The occurrence of a Change in Control while an optionee is an employee shall have no effect on the duration of the exercise period.

Estimated benefits

       The number of awards (options or stock SARs) that will be made to the Company’s Chief Executive Officer and the other four most highly compensated executive officers pursuant to the 2002 Stock Option Plan is within the discretion of the Compensation Committee and therefore is not currently determinable. Option awards were made in 2002 to only two of the named executive officers and totaled 625,000 shares, or 2.1% of all options granted. Additionally, in 2002, 1,483,126 stock options were granted to all current executive officers as a group under the 2002 Stock Option Plan. No stock SARs have been granted, or will be granted until share owner approval is received. The maximum number of options and stock SARs combined that may be granted in total to any individual under the terms of the 2002 Stock Option Plan as approved by share owners is 5% of the authorized shares.

Tax Issues

       Under U.S. tax law, stock SARs are treated the same as nonstatutory options. Specifically, upon exercise of a stock SAR, the participant will realize ordinary income in an amount equal to the excess of (a) the fair market value of a specified number of shares of Company Common Stock, over (b) the exercise price established by the Plan. Like nonstatutory options, the Company will receive a corresponding tax deduction equal to such value. The gain, if any, realized upon a subsequent disposition of the stock will constitute short or long-term capital gain, depending upon the participant’s holding period. Tax consequences for non-U.S. taxpayers will vary depending upon the tax laws of foreign jurisdictions.

The Board of Directors recommends a vote

FOR
the proposal to approve an amendment to
The Coca-Cola Company 2002 Stock Option Plan.
Proxies received by the Board of Directors will be so voted unless share owners specify in their proxies a contrary choice.

PROPOSAL TO APPROVE THE COMPANY’S

EXECUTIVE AND LONG-TERM PERFORMANCE INCENTIVE PLAN

(Item 4)

       The Long-Term Performance Incentive Plan of The Coca-Cola Company was approved by the share owners at the 1994 Annual Meeting and was reapproved at the 1999 Annual Meeting. The Executive Performance Incentive Plan of The Coca-Cola Company was also approved by the share owners at the 1994 Annual Meeting and was reapproved at the 1999 Annual Meeting. These plans have been combined into one plan, the Executive and Long-Term Performance Incentive Plan (referred to herein as the “Combined Incentive Plan”). The Combined Incentive Plan consists of two sub-parts, the Long-Term Incentive Program and the Executive Performance Incentive Program and supercedes the former plans for awards in 2003 and after. The Long-Term Performance Incentive Program is intended to reward performance over a longer term, generally a three-year period. The Executive Performance Incentive Program is an annual program. The Combined Incentive Plan is being submitted for approval by the share owners. Such approval is required to meet one of the conditions necessary for the Company to exclude awards under the Combined Incentive Plan from the $1 million limit on the deductibility from Federal income taxes of certain individuals’ compensation. On February 20, 2003 the Compensation Committee adopted the Combined Incentive Plan and the Board of Directors directed that the Combined Incentive Plan be submitted to the share owners for approval at the 2003 Annual Meeting. The Combined Incentive Plan will be approved upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting.

       The purpose of the Combined Incentive Plan is to promote the interests of the Company by providing incentive for participating executive officers and certain other senior executives of the Company (“Eligible Officers”) who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

Summary of the Combined Incentive Plan

       The following summary of the Combined Incentive Plan is qualified in its entirety by the text of the Combined Incentive Plan, which is available on the Company’s website www.coca-cola.com or by contacting the Company as set forth on page 73. Share owners can view the Combined Incentive Plan by accessing the website, then clicking on The Coca-Cola Company, then clicking on Investors, then clicking on Financials and then clicking on Proxies. The Combined Incentive Plan is administered by the Compensation Committee (or a subset thereof), consisting of not less than two Directors of the Company, each of whom is an “outside director” under Code Section 162(m).

       The material terms of the Combined Incentive Plan are as follows:

       Eligibility. The Compensation Committee has full and final authority, in its discretion, to determine those Eligible Officers of the Company and its Related Companies (as defined in the Combined Incentive Plan) to whom awards will be granted, and the other conditions of the grant of such awards. Specifically, the Committee is authorized to grant awards to any Eligible Officer of the Company, including officers who are also Directors of the Company. With respect to the Executive Performance Incentive Program, any person who is selected for participation under the Executive Performance Incentive Program will be ineligible to participate in the annual Performance Incentive Plan of the Company for the same plan year.

       Limitation of Benefits. A) Long-Term Incentive Program. Under the Long-Term Incentive Program, no participant may receive an award in excess of $10,000,000 for any performance period. Interest which is not “above-market” (as defined in Item 402 of Regulation S-K promulgated by the SEC) may be paid on the contingent portions of an award and on any portion of an award voluntarily deferred. B) Executive Performance Incentive Program. Under the Executive Performance Incentive Program, no participant may receive an award in excess of $10,000,000 for any performance period. An Eligible Officer may receive an award from either or both of the sub-parts under the Combined Incentive Plan and the maximums payable under each sub-part are separate and distinct.

       Determination of Performance Criteria. A) Long-Term Incentive Program. The Compensation Committee shall, no later than 90 days following the beginning of the performance period, determine a base for each participant for the performance period (generally, three years). The base cannot be increased for that performance period. B) Executive Performance Incentive Program. The Compensation Committee shall, no later than 90 days following the beginning of the performance period, determine a target incentive. For both the Long-Term Incentive Program and the Executive Performance Incentive Program, the Compensation Committee shall select one or more performance criteria from the following alternatives: Unit Case Sales, Operating Profit or Operating Profit Margin, Share of Sales, Growth in Economic Profit, Average Annual Growth in Earnings Per Share, Share-owner Value, Earnings Per Share, Net Income, Gross Profit, Profit Before Tax, Return on Assets, Total Share-owner Return, Cash Flow, Revenue Growth, Operating Expenses, Economic Value Added, and Quality as determined by the Company’s Quality Index. The Compensation Committee may select different performance criteria for the Long-Term Incentive Program and the Executive Performance Incentive Program.

       Determination of Performance Goals. For both the Long-Term Incentive Program and the Executive Performance Incentive Program, when the Compensation Committee selects the criteria, it also will develop in writing performance goals. When the Compensation Committee sets the performance goals for a participant, the Compensation Committee may take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the performance goals set or the assumptions made by the Compensation Committee regarding such goals. The Compensation Committee shall certify the results of the performance criteria and calculate the effects of these performance criteria and determine whether the performance goal was met. The Compensation Committee has discretion to reduce the amount of any award or to refuse to pay any award.

       Payment of Awards. For the Long-Term Incentive Program, 33% of the award shall be paid in cash to the participant after the amount of the award for the performance period is determined by the Compensation Committee. Another 33% of the award is payable in cash to the participant after one year following the end of the final year of the related performance period, provided that the award will be forfeited if the participant’s employment with the Company terminates other than upon death, disability, retirement or change in control unless the Compensation Committee in its discretion otherwise determines. The final 34% of the award is payable in cash to the participant after two years following the end of the final year of the related performance period, provided that the award will be forfeited if the participant’s employment with the Company terminates other than upon death, disability, retirement or change in control unless the Compensation Committee in its discretion otherwise determines. The Compensation Committee, in its sole discretion, may direct the Company to pay awards in cash, through the grant of stock options under the 2002 Stock Option Plan, or by issuing stock under the Company’s 1989 Restricted Stock Award Plan. All cash awards generally will be paid within sixty days of the certification of performance goals and the resulting determination of the award unless the Compensation Committee has, prior to the grant of an award, received and approved, in its sole discretion, a request by a participant to defer receipt of the award in accordance with the plan.

       Estimated Benefits. The amounts that were awarded to the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the

Company pursuant to the Long-Term Performance Incentive Plan and Executive Performance Incentive Plan and to other persons participating in the plan are as follows:

	Dollar Value ($)	Dollar Value ($)
Name and Position	of Total Award[1]	of Total Award [2]

Douglas N. Daft	$1,542,200	$2,550,000
Chairman of the Board and Chief Executive Officer

Brian G. Dyson	0	1,487,500
Vice Chairman

Steven J. Heyer	1,050,000	1,316,438
President and Chief Operating Officer

Deval L. Patrick	494,820	631,125
Executive Vice President, General Counsel and Secretary

Carl Ware	0	690,000
Executive Vice President, Public Affairs and Administration

Executive Officers (including individuals named above)	6,455,235	8,568,813

Non-Executive Director Group	0	0

Non-Executive Officer Employee Group	10,139,431	0

       1 Represents the target award payable pursuant to the Long-Term Performance Incentive Plan for the three-year performance period which began on January 1, 2002. The Company has established a Long-Term Incentive Program as part of the Company’s Executive and Long-Term Performance Incentive Plan which is submitted to share owners at this meeting. As of the date hereof, the Compensation Committee has not determined target awards and measures for the three-year performance period beginning January 1, 2003.

       2 Payments under Executive Performance Incentive Plan for fiscal year 2002.

       No amounts are payable to employees other than Eligible Officers and no amounts are payable to Directors of the Company who are not also officers.

       Amendment and Termination of the Combined Incentive Plan. The Compensation Committee may terminate the Combined Incentive Plan, may suspend the Combined Incentive Plan, in whole or in part from time to time, and may amend the Combined Incentive Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Combined Incentive Plan or in any award granted thereunder, subject to obtaining share-owner approval if required by Code Section 162(m). No amendment, termination or modification of the Combined Incentive Plan may in any manner affect awards theretofore granted without the consent of the participant unless the Compensation Committee has made a determination that an amendment or modification is in the best interest of all persons to whom awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such award.

       Termination of Employment. A) For the Long-Term Incentive Program, if the participant’s employment terminates during a performance period for any reason, other than retirement, death, disability, transfer to a related company or a change in control, the Compensation Committee may in its discretion determine that the participant will not be entitled to receive any award; otherwise the participant will receive a pro-rated award.

       Should the participant’s employment terminate for any reason other than retirement, death, disability, transfer to a related company or a change in control during the two-year period following the performance period, the participant forfeits the portion of the award that has not been paid, unless the Compensation Committee, in its discretion, decides to pay the remaining portion of the award.

       If the participant’s employment is terminated during a performance period for death, disability, retirement, or transfer to a related company, the Compensation Committee will award a pro-rated amount to such participant (or his/her estate). If the participant’s employment is terminated by reason of retirement, death, disability, or transfer to a related company during the two-year period following the performance period, the remaining portion of the award will be paid to such participant (or his/her estate).

       Any pro-rated amount would not be paid until the Compensation Committee has certified the award.

       B) For the Executive Performance Incentive Program, no participant shall have a right to the payment of an award if his or her employment with the Company has terminated for any reason whatsoever, other than by reason of a change in control, before the date the award is actually paid unless the Compensation Committee in the exercise of its absolute discretion affirmatively directs the Company to pay such award to, or on behalf of, such participant.

       Change In Control. The Combined Incentive Plan contains change in control provisions substantially identical to those contained in the predecessor share-owner approved plans as well as in most other Company plans, including the 2002 Stock Option Plan. The purpose of the provisions is to ensure that participants would receive amounts which they would otherwise be entitled to earn for any already commenced performance period in the event of a change in control. The Long-Term Incentive Program provides for the Company to reimburse participants, in the event of a change in control, for taxes payable pursuant to Code Section 4999 (golden parachute taxes).

       Federal Income Tax Consequences. Under present Federal income tax laws, participants will realize ordinary income equal to the amount received in the year of receipt. If the award is paid as a cash payment, the Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Combined

Incentive Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives. If the value of the award is delivered in nonstatutory stock options or restricted stock, participants will realize ordinary income related to such option or restricted stock at the time of exercise or release, respectively. The Company will receive a corresponding tax deduction at the time the participant recognizes income. It is the Company’s intention that the Combined Incentive Plan be constructed and administered in a manner which maximizes the deductibility of compensation for the Company under Code Section 162(m). Tax consequences in countries other than the United States will vary based on the laws of the foreign jurisdiction.

The Board of Directors recommends a vote

FOR
the proposal to approve the Company’s Executive and Long-Term Performance
Incentive Plan.
Proxies received by the Board of Directors will be so voted unless share owners specify in their proxies a contrary choice.

PROPOSALS OF SHARE OWNERS

Items 5 through 12

       The following eight proposals were submitted by share owners. If the share-owner proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with Federal securities regulations, we include the share-owner proposals plus any supporting statement exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one share owner, we will only list the primary filer’s name, address and number of shares held. We will provide the information regarding co-filers to share owners promptly if we receive an oral or written request for the information.

Share-Owner Proposal Regarding Sexual Orientation (Item 5)

       Hou-Yin Chang, 283 Waterford NW, Orangeburg, South Carolina 29118-9068, owner of 49 shares of the
Coca-Cola Company Common Stock, submitted the following proposal:

       WHEREAS, the Company adopted policies regarding diversity, which serve as guidelines for the Company’s business practices;

       The Company has incorporated in its “diversity” program the offering employees benefits to “domestic partners”;

       Pedophiles and their lifestyle result in major scandals in corporate, government, education, social, and religious communities, notably the Roman Catholic Church.

       The question whether corporate policies promoting deviant sexual orientation as a normal lifestyle, is a controversial social issue, with debates, voter referenda, and legislative proposals in governments and corporate proxies at business meetings;

       Other public corporations have adopted diversity policies and equal employment policies which do not include sexual orientation-related provisions;

       I recommend the shareholders request the Board of Directors to amend the Company’s corporate, diversity, and equal employment policies to exclude reference to sexual orientation, AND

       Cease support of homosexual lifestyle and other deviant lifestyle behaviors opposed by the majority of people.

REASONS

       Proponent believes the Company’s policies offend many employees, and contribute to eroding employee morale and declining stock prices. Potential employees may refuse employment, and potential customers may refuse buying products, from the Company because of this policy’s offensive nature. This policy may discourage potential shareholders from acquiring shares of the Company, as a major mutual fund family refuses to purchase shares in the Company because of the policy.

       Supporting this resolution for the Company to remove references to sexual orientation in their corporate policy, and cease support of the homosexual lifestyle, will help the Company prosper by doing what is right for the family.

       I Urge You To Support this Resolution

Statement Against Share-Owner Proposal Regarding Sexual Orientation

       We believe this proposal is not in the best interest of our share owners.

       The Coca-Cola Company is committed to attracting and retaining a diverse workforce to benefit and grow our business, and to ensure that our Company is the best place possible to work. We do not discriminate on the basis of sexual orientation.

       We are confident that the policies we have in place are helping us to achieve these objectives and that the recommendations made in this proposal would undermine the Company’s efforts in this regard.

The Board of Directors recommends a vote

AGAINST
the proposal regarding sexual orientation.

Share-Owner Proposal Regarding Directors’ Business Relationships (Item 6)

       Rosemary Smart, 319 Valley Road, Haworth, New Jersey 07641, owner of 200 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

       Recent discovery and evaluation of existing corporate governance policies within publicly traded companies in the United States has led to careful re-examination of the effectiveness of those policies by analysts, investors, regulators, and the companies themselves.

       The Coca-Cola Company (“The Company”) has long been regarded as a leader in matters of corporate governance and disclosure, adopting practices that have contributed to the relative stability in its share price through the recent period of high volatility.

       But recent events have made it clear that mere disclosure is no longer effective means of assuring the investor community. In order for a company’s share price to reach its fair value, the company must abstain from business practices that may be considered questionable and are not sanctioned by law, custom, or culture.

       Therefore, the shareholders request the Board of Directors to discontinue any relationship or contract, other than the separately disclosed annual retainer fee and Board or Committee meeting attended fees, that entails financial transactions between The Company and 1) a non-employee member of the Board of Directors, 2) any partnership in which a member of the Board of Directors is a partner, 3) any corporation or LLC in which a member of the Board of Directors is a principal share owner, or 4) any publicly traded corporation in which a member of the Board of Directors holds beneficial ownership in excess of 33.3%.

       In its 2002 Proxy Statement, The Company disclosed significant peripheral financial relationships with Board members Mr. Donald F. McHenry, Mr. Herbert A. Allen, and Mr. Sam Nunn. The Company should be commended for its clear and forthright disclosure of these relationships, and it is important to note that there is no evidence of any abuse of these relationships on either party’s part. However, it is increasingly apparent that mere disclosure is no longer sufficient. It is imperative that a company’s independent directors be independent in both the spirit and letter of the law. Over the past two years, there have been numerous examples in which questionable business practices, even those previously disclosed, received highly focused attention that contributed to great volatility in companies’ share price. This can be avoided by shunning the business practices that give rise to this type of scrutiny.

       These peripheral relationships between the Board members and The Company are not necessary in the normal course of business and are not sanctioned by law or standard business custom. Yet the mere existence of these relationships gives rise to questions about their nature and purpose, considering the multiple options available to The Company for these disclosed services.

       Affected members of the Board of Directors should take steps to discontinue these peripheral relationships by December 31, 2003, or in the alternative, to resign from the Board by that date. In addition, The Company should not submit any candidate to stand for election to the Board of Directors who is engaged in a separate financial relationship with The Company within the parameters set out above.

Statement Against Share-Owner Proposal Regarding Directors’ Business Relationships

       The Company takes very seriously its obligations with respect to corporate governance, including in the area of Director independence, and complies strictly with the standards of the Securities and Exchange Commission and the New York Stock Exchange.

       As noted in this proposal, we are committed to clear disclosure of significant financial relationships involving Board members. This proxy discloses those few business relationships that do exist between a Director’s firm and this Company, and the conclusion reached by the Board as to each relationship. We will continue that discipline and oversight in the future.

       However, we feel that the flat prohibition on Directors’ business relationships as set forth in this proposal would not be in the Company’s interests. Our Company is fortunate to market products that are sold by literally millions of businesses around the world; thus, many accomplished businesspeople are among those whose companies have “financial transactions” involving our Company. To enact this proposal could effectively remove a large number of business leaders from consideration for Board service.

       Our Company needs the flexibility, within SEC and NYSE parameters, to consider the most qualified individuals for service on our Board. For that reason, this proposal is not in the best interests of the Company and its share owners.

The Board of Directors recommends a vote

AGAINST
the proposal regarding Directors’ business relationships.

Share-Owner Proposal Regarding Contributions to National Public Radio (Item 7)

       Carol Greenwald, 5600 Wisconsin Avenue, Suite 504, Chevy Chase, Maryland 20815, owner of 400 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

WHEREAS, The Coca Cola Company follows ethical business practices, it should not make corporate contributions to non-profit organizations which violate their industry code of ethics:

WHEREAS, it has come to our attention that in its coverage of the Middle East, National Public Radio (NPR) routinely violates the Code of Ethics of the Society of Professional Journalists (available at www.spj.org), according to which:

“public enlightenment is the forerunner of justice and the foundation of democracy. The duty of the journalist is to further those ends by seeking truth and providing a fair and comprehensive account of events and media.”

“Journalists should: test the accuracy of information from all sources and exercise care to avoid inadvertent error. Deliberate distortion is never permissible.”

“Journalists should: Admit mistakes and correct them promptly.”

RESOLVED, the shareholders request the Board of Directors to adopt a policy which affirms that the corporation will not sponsor or contribute to non-profit organizations which violate their industry’s code of ethics, and, in accord with this policy, the Board should discontinue any support, direct or indirect, for National Public Radio and any associated entities, until such time as NPR broadcasts on the Middle East can be certified as meeting the standards set forth in the SPJ Code of Ethics.

The Board should report back to the stockholders no later than the next annual meeting on progress towards implementing this policy.

Supporting Statement

Studies have found that National Public Radio (NPR) violates the standard of providing listeners a “fair and comprehensive account” in its coverage of the Arab/Israeli conflict, instead offering reporting which is seriously biased in favor of the Palestinian viewpoint.

1.	NPR gives disproportionate weight to Arab and pro-Arab speakers, at the expense of the Israeli side. In one two month period in which 188 news broadcasts were reviewed, 270% more air time was given to news segments with only Palestinian speakers than those with Israeli speakers. (See study at www.camera.org)

2.	Factual errors go uncorrected. For example, a report that settlers had killed a Palestinian, and then mutilated and burnt the body (Oct. 9, 2000), was never corrected even after Physicians for Human Rights certified that the man had been the victim of an auto accident, and that the body had not been mutilated. Other media outlet, such as the Associated Press, printed a corrective story, but NPR neither broadcast a correction, nor removed the false report from the audio archives on its website (www.npr.org).

3.	NPR omits key stories, like its absence of coverage of widespread anti-Semitism on Palestinian Authority controlled television, radio, newspapers; in PA mandated textbooks; in sermons of PA appointed muftis.

4.	Distortion, concealment and false moral equivalence: The refusal to report honestly about the Arab denial of Israel’s legitimacy. Interviewers’ failure to challenge speakers who make reckless charges, such as that Israeli soldiers shoot children “for sport”; or that Israeli treatment of Palestinians is “brutal and inhumane”.

Statement Against Share-Owner Proposal Regarding Contributions to National Public Radio

       We respect the right of these share owners to express their point of view through the proxy process.

       Our Company currently has no direct relationship with National Public Radio aside from matching the personal contributions of Coca-Cola associates through the Company’s Matching Gifts Program. At the same time, we believe our current policies relative to non-profit contributions already comply with what the proposal is asking of the Company.

The Board of Directors recommends a vote

AGAINST
the proposal regarding contributions to National Public Radio.

Share-Owner Proposal Regarding an Executive Compensation Review (Item 8)

       Helen Flannery, 66 Tower St., #2, Jamaica Plain, Massachusetts 02130, owner of 11,700 shares of The Coca-Cola Company Common Stock, submitted, along with other co-filers, the following proposal:

WHEREAS,

“Beginning with the strongest companies, CEOs and their boards should simply reach the conclusion that executive pay is excessive and adjust it to more reasonable and justifiable levels.”

—	William McDonough, President of the New York Federal Reserve Bank speaking at a 9/11 memorial event. Mr. McDonough went on to say that excessive CEO pay was “terribly bad social policy and perhaps even bad morals.”

“The Coca-Cola Company . . . rewrote [its] pay rules once it became clear that they would not meet their goals. In doing so, the compan[y] offered perhaps the starkest example of discarding the principle of pay for performance, consultants said.”

—	“Coke Rewrote the Rules, Aiding the Boss,” New York Times, April 7, 2001

Though Coca-Cola stock lost 22% of its value in 2001 (compared to a 12% loss for the S&P 500), and 6,000 Coca-Cola employees (21% of the company’s workforce) were laid off just a year earlier, Coca-Cola CEO Doug Daft enjoyed a 47% compensation increase in 2001, to more than $74 million. In 2001, Mr. Daft’s salary rose 18% and his bonus grew 17% over the previous year.

As a part of his pay package, Coke’s board voted in late 2000 to grant Mr. Daft a 1,000,000 share stock grant (then valued at almost $60 million) if earnings grew 20% a year over the five years beginning January 1, 2001. Mr. Daft would get none of the award if earnings growth fell beneath 15%, and a partial award if earnings grew between 15% and 20%.

In early 2001, Mr. Daft informed investors that the company would not meet its previously announced earnings target. In May 2001, just a few months into the performance period, Coke’s directors lowered the targets substantially, such that Mr. Daft would get his full reward with just 16% earnings growth, and at least some reward if earnings grew just 11%.

RESOLVED: that the Board conduct a comprehensive executive compensation review and publish a report of this review, omitting proprietary information and prepared at a reasonable cost. This report shall be available to all shareholders upon request by August 15, 2003. At a minimum, this review should consider the following:

Would shareholder value be enhanced if Coca-Cola altered its executive compensation policies to:

1)	Freeze executive pay during periods of large layoffs?

2)	Establish a maximum ratio between the highest paid executive officer and the lowest paid employee?

3)	Seek shareholder approval for any executive severance payments exceeding two times annual salary?

Statement Against Share-Owner Proposal Regarding an Executive Compensation Review

       We do not believe this proposal is in the best interests of our share owners, for the following reasons.

       The Compensation Committee of the Board of Directors is active, engaged and composed entirely of independent Directors, for maximum independence and effectiveness. It consults directly with internal and outside experts, where appropriate, to advise it independently on the variety of customary compensation tools and approaches that will enable the Company to attract and retain high-performing executives. The Compensation Committee meets at almost every meeting of the Board and frequently between Board meetings, and reports directly to the share owners annually in this proxy on its activities. This level of activity and engagement is necessary to meet the practical hiring and retention needs of the Company.

       We believe this proposal is not in the best interests of share owners because it calls for efforts that would duplicate previous and currently ongoing work in this area. Under the charter of the Compensation Committee and Company policy, the Board already reviews executive compensation on an ongoing basis and reports annually to all share owners through its proxy materials.

The Board of Directors recommends a vote

AGAINST
the proposal regarding an executive compensation review.

Share-Owner Proposal Regarding Restricted Stock (Item 9)

       Elton W. Shepherd, 720 Buff Drive, N.E., Atlanta, Georgia 30342, owner of 27,172 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

PepsiCo Returns Are Superior

	$1,000 Investment — Stock Price
	Appreciation Plus Dividends

	12/31/96	12/31/01	Return

Coca-Cola	$1,000	$950	- 5%
PepsiCo	$1,000	$1,930	+93%

But . . . During Daft’s First Two Years As CEO, His Compensation Was $77,742,000 More Than PepsiCo’s Enrico

	2000/2001 Compensation

			Restricted
CEO	Base	Bonus	Stock	Total

Daft	$2,768,750	$6,500,000	$76,973,750	$86,242,500
Enrico	$2	$8,500,000	0	$8,500,002

PepsiCo’s 2002 proxy states that Mr. Enrico donated his base salary to a PepsiCo Scholarship fund.

PepsiCo’s 2002 proxy indicates that it does not award restricted stock and generally caps base salaries at $1,000,000.

In a New York Times article regarding executive compensation dated July 1, 2002, Mr. Enrico recently said “you are likely as CEO to have more money than you can spend.”

Restricted Stock Is Free

Daft was awarded 1,500,000 free restricted shares, which generate $23,100 in dividends each week, and will be voted against my proposal.

For Years Coca-Cola Claimed That Restrictions On Free Restricted Stock Lapse 1) On A Date At Least Five Years After The Award, And 2) Upon Retirement At Age 62 Or Thereafter

Although ex-CEO Ivester did not meet these two requirements, he received $98,000,000 in free restricted stock upon retirement.

Fed Chairman Greenspan Describes Some Executive Compensation Plans As “Infectious Greed”

I believe “infectious greed” describes our restricted stock program;

that 2002 marked a fifth consecutive year of unexceptional performance;

and, that this tragedy is manifest most obviously in the dramatic collapse of our stock, which peaked at $89 in 1998.

Resolved That Shareowners Urge Our Board To . . .

Terminate the restricted stock program.

Return all restricted share awards to Coca-Cola.

Designate an independent, non-employee Shareowner Advisory Panel, modeled after the Policyowners Advisory Committee pioneered by Northwestern Mutual Insurance, to reform our compensation programs.

Statement Against Share-Owner Proposal Regarding Restricted Stock

       We do not believe this proposal is in the best interests of our share owners, for the following reasons.

       The Compensation Committee of the Board of Directors is active, engaged and composed entirely of independent Directors, for maximum independence and effectiveness. It consults directly with internal and outside experts, where appropriate, to advise it independently on the variety of customary compensation tools and approaches that will enable the Company to attract and retain high-performing executives. The Compensation Committee meets at almost every meeting of the Board and frequently between Board meetings, and reports directly to the share owners annually in this proxy statement on its activities. This level of activity and engagement is necessary to meet the practical hiring and retention needs of the Company.

       We believe this proposal is not in the best interests of share owners because it would limit the tools available to the Compensation Committee effectively to tie executive compensation to Company performance.

       The Company’s restricted stock plan was approved by share owners in 1989 to link compensation and performance. A further amendment of the plan was approved by share owners in 2001, to allow the use of performance-based grants. Under the plan, the Compensation Committee and the Board are charged with utilizing restricted stock awards at their discretion, to promote hiring and retention of superior management talent and to reward performance. Share owners have already voiced their support for the plan and the use of restricted stock, by approval of both the original plan and the amendment.

       We would also point out that leading institutional investors are clear in their support for restricted stock plans tied to performance, since they align management interests with those of share owners and are less dilutive than other equity-based compensation.

       Additionally, the proposal’s call to terminate the program and “return all restricted share awards to Coca-Cola” is not contractually permissible. Awards made from the plan constitute a legally binding contractual obligation with the participating employees.

The Board of Directors recommends a vote

AGAINST
the proposal regarding restricted stock.

Share-Owner Proposal Regarding Indexing Stock Options (Item 10)

       International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001-2198, owner of 100 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

RESOLVED: That the shareholders of The Coca-Cola Company (“the Company”) request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so the options have value only to the extent that the Company’s stock price performance exceeds the peer group performance level.

Statement of Support: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants often provide levels of compensation well beyond those merited. It has become clear that stock option grants without specific performance-based targets reward executives for stock price increases due solely to a general market rise, rather than to extraordinary company performance.

Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company’s primary competitors. The resolution requests that the Company’s Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company’s proxy statement to compare five-year stock price performance.

Implementing an indexed stock option plan would mean that our Company’s participating executives would receive payouts if the Company’s stock price performance was better then that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company’s stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. Previously the Board determined that Mr. Daft could have one million shares of stock worth almost $60-million if he met specific growth goals. When those goals proved elusive, the Company simply lowered the growth targets.

Today, stock options granted by the Company are not indexed to a peer group. As owners, we feel that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution.

Statement Against Share-Owner Proposal Regarding Indexing Stock Options

       We do not believe this proposal is in the best interests of our share owners, for the following reasons.

       The Compensation Committee of the Board of Directors is active, engaged and composed entirely of independent Directors, for maximum independence and effectiveness. It consults directly with internal and outside experts, where appropriate, to advise it independently on the variety of customary compensation tools and approaches that will enable the Company to attract and retain high-performing executives. The Compensation Committee meets at almost every meeting of the Board and frequently between Board meetings, and reports directly to the share owners annually in this proxy on its activities. This level of activity and engagement is necessary to meet the practical hiring and retention needs of the Company.

       In principle, we believe this proposal is not in the best interests of share owners because it would limit the performance measures used, and limit the Board’s ability to continue to develop effective compensation policies.

       Having said that, the Company’s 2002 Stock Option Plan, approved by share owners, already allows for performance-based measures to be used to determine vesting, and the Compensation Committee has elected to consider such conditions in the case of future grants to senior executives. The Board believes, however, that it should retain the flexibility to use the most appropriate measurement at the time of the grant.

The Board of Directors recommends a vote

AGAINST
the proposal regarding indexing stock options.

Share-Owner Proposal Regarding Company Policy in Colombia (Item 11)

       The Amalgamated Bank LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, owner of 819,209 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

RESOLVED: The shareholders request that the Board of Directors of The Coca-Cola Company (“Coca-Cola” or the “Company”) adopt an enforceable policy to be followed by the Company, its subsidiaries, bottlers and distributors with respect to operations in Colombia, said policy to be based on the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work and to include the following:

       — All workers have the right to form and join trade unions and to bargain collectively (Conventions 87 and 98);

       — There shall be no discrimination or intimidation in employment. Coca-Cola shall provide equality of opportunity and treatment regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics (Conventions 100 and 111);

       — Employment shall be freely chosen. There shall be no use of forced, including bonded or voluntary prison, labor or of child labor (Conventions 29 and 105, 138 and 182);

and prepare a report at reasonable cost to shareholders concerning implementation of this policy.

SUPPORTING STATEMENT: As a global corporation, Coca-Cola faces many regulatory regimes and public pressures exposing it to various risks. Managing operations effectively and increasing shareholder value depend on public and governmental goodwill. A company’s record of good corporate citizenship is a valuable asset.

       This proposal addresses Coca-Cola’s risk with respect to human rights violations in Colombia. Coca-Cola’s operations there have become controversial in recent years. In December 1996 several gunmen went to a bottling plant in Carepa, Colombia, asked to see union leader Isidro Gil and shot him to death. Mr. Gil was one of more than 1500 Colombia trade unionists who have been killed in the past decade. Human rights groups contend that many of these killings are carried out by a paramilitary group.

       Coca-Cola is a defendant in a lawsuit filed by Mr. Gil’s family. The suit alleges that managers at the Carepa bottling plant hired paramilitary gunmen to kill two union organizers in 1994. The gunmen then allegedly threatened workers, and the executive board of the union was forced to resign. A new board that included Mr. Gil was then elected. The suit also alleges that the plant manager told workers that he had given paramilitary gunmen an order to destroy the union and that two days after Mr. Gil’s death, plant managers passed out union resignation forms, and dozens of workers resigned shortly after that.

       Workers at other bottling plants are also plaintiffs in the suit and allege that they were threatened, falsely imprisoned and tortured by paramilitary gunmen.

       Coca-Cola and the other defendants have denied these allegations and have moved to dismiss the case on legal grounds. Their motion is pending.

       In our view, the situation in Colombia warrants the pursuit of a more active policy to protect human rights in connection with the Company’s operations and those of its subsidiaries and distributors in Colombia.

       WE URGE YOU TO VOTE FOR THIS RESOLUTION.

Statement Against Share-Owner Proposal Regarding Company Policy in Colombia

       We believe that through the Company’s existing policies and activities we already comply with both the spirit and intent of the proposal.

       As the proponents of this proposal are aware, our current policies substantially address the subjects raised in the proposal. For example, our policies affirm the lawful right to third-party representation, prohibit the use of forced labor and child labor, and provide for equality of opportunity. We have similar written expectations of our suppliers, vendors and contractors. Many of our bottlers have developed parallel statements of principle. These commitments are essentially identical to those sought in the proposal.

       Moreover, we believe that, as a truly global corporation, the best course is to operate by a uniform set of standards and principles applicable to all our worldwide operations — such as what we have in place — rather than with a set of principles which, like those proposed, apply only to a single country or region.

       For these reasons, we do not believe that this proposal is in the best interests of our business or our share owners.

       It is important to note that this proposal repeats allegations contained in a lawsuit against the Company and its bottling partners. An investigation has revealed no evidence to support the allegations. Neither The Coca-Cola Company nor its bottler partners have committed or directed abuses against Colombia’s trade unionists, or condoned any such abuses.

The Board of Directors recommends a vote

AGAINST
the proposal regarding Company policy in Colombia.

Share-Owner Proposal on The China Business Principles (Item 12)

       William C. Wardlaw III, c/o Harrington Investments, Inc., P.O. Box 6108, Napa, California 94581, owner personally of 89,219 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

WHEREAS: our company’s business practices in China respect human and labor rights of workers. The eleven principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social & Cultural Rights, and Civil & Political Rights. They have been signed by the Chinese government and China’s national laws.

(1)	No goods or products produced within our company’s facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-through-labor programs.

(2)	Our facilities and suppliers shall adhere to wages that meet workers’ basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China’s national labor laws.

(3)	Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.

(4)	Our facilities and suppliers shall use production methods that do not negatively affect the worker’s occupational safety and health.

(5)	Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.

(6)	We shall undertake to promote the following freedoms among our employees and the employees of our suppliers: freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

(7)	Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity, region of origin, labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

(8)	Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.

(9)	Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China’s national labor laws.

(10)	We will not sell or provide products or technology in China that can be used to commit human rights violations or labor rights abuse.

(11)	We will issue annual statements to the China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

RESOLVED: Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People’s Republic of China.

SUPPORTING STATEMENT: As U.S. companies import more goods, consumer and shareholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.

Statement Against Share-Owner Proposal on China Business Principles

       We believe that through the Company’s existing policies and activities we already comply with both the spirit and intent of the proposal.

       Our current policies substantially address the subjects raised in the proposal. For example, our policies specifically provide that we will not condone physical punishment, involuntary servitude or the exploitation of children, and that we will pay wages that enable our employees to meet their basic needs. We have similar written expectations of our suppliers, vendors and contractors. Many of our bottlers have developed parallel statements of principle. These commitments are essentially identical to the principles set forth in this proposal.

       Moreover, we believe that, as a truly global corporation, the best course is to operate by a uniform set of standards and principles applicable to all our worldwide operations — such as what we have in place — rather than with a set of principles which, like those proposed, apply only to a single country or region.

       For these reasons, we do not believe that this proposal is in the best interests of our business or our share owners.

The Board of Directors recommends a vote

AGAINST
the proposal on China business principles.

EXPENSES OF SOLICITATION

       We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for an estimated fee of $25,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

       Our Directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

PROPOSALS OF SHARE OWNERS FOR 2004 ANNUAL MEETING

       We must receive proposals of share owners intended to be presented at the 2004 Annual Meeting of Share Owners on or before November 6, 2003, in order for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These proposals should be sent to the Secretary by fax to (404) 515-0358 or by mail to the Office of the Secretary, P.O. Box 1734, NAT 2614, Atlanta, Georgia 30301-1734 or by e-mail to shareowner affairs@na.ko.com.

       According to our By-Laws, a proposal for action to be presented by any share owner at an annual meeting of share owners shall be out of order and shall not be acted upon unless

•	specifically described in our notice to all share owners of the meeting and the matters to be acted upon thereat, or

•	the proposal shall have been submitted in writing to the Secretary at the above fax number or mailing address or e-mail address and received at our principal executive offices prior to December 18, 2003, and such proposal is, under law, an appropriate subject for share-owner action.

HOUSEHOLDING

       As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to share owners residing at the same address, unless such share owners have notified the Company of their desire to receive multiple copies of the proxy statement.

       The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any share owner residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Share-Owner Affairs, by phone (404) 676-2777 or by fax at (404) 515-0358 or by mail to Share-Owner Affairs, P.O. Box 1734, NAT 2614, Atlanta, Georgia 30301-1734 or by e-mail to shareowner affairs@na.ko.com.

       Share owners residing at the same address and currently receiving only one copy of the proxy statement may contact Share-Owner Affairs by fax at (404) 515-0358 or by mail to Share-Owner Affairs, P.O. Box 1734, NAT 2614, Atlanta, Georgia 30301-1734 or by e-mail to shareowner affairs@na.ko.com to request multiple copies of the proxy statement in the future.

       Share owners residing at the same address and currently receiving multiple copies of the proxy statement may contact Share-Owner Affairs by fax at (404) 515-0538 or by mail to Share-Owner Affairs, P.O. Box 1734, NAT 2614, Atlanta, Georgia 30301-1734 or by e-mail to shareowner affairs@na.ko.com to request that only a single copy of the proxy statement be mailed in the future.

OTHER INFORMATION

       The Company will promptly deliver, upon oral or written request, a copy of the 2002 Stock Option Plan, as amended and restated, or the Company’s Executive and Long-Term Performance Incentive Plan to any share owner requesting a copy. Requests should be directed to Share-Owner Affairs by phone (404) 676-2777 or by fax at (404) 515-0538 or by mail to Share-Owner Affairs, P.O. Box 1734, NAT 2614, Atlanta, Georgia 30301-1734 or by email to shareowner affairs@na.ko.com.

       Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Share Owners, which may properly come before the meeting or other matters incident to the conduct of the meeting.

       As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

       The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to share owners by its authority.

DEVAL L. PATRICK
Executive Vice President, General Counsel and Secretary

Atlanta, Georgia

March 5, 2003

       The 2002 Annual Report to Share Owners includes our financial statements for the fiscal year ended December 31, 2002. We have mailed the 2002 Annual Report to all share owners. The 2002 Annual Report does not form any part of the material for the solicitation of proxies.

APPENDIX I

AUDIT COMMITTEE CHARTER

Purpose

       The Committee will provide assistance to the Board in fulfilling its oversight responsibility to the share owners and others relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and its ethics programs as established by management and the Board, including the Company’s Code of Business Conduct. The Committee shall also oversee the independent auditors’ qualifications and independence. The Committee will evaluate the performance of the Company’s internal audit function and independent auditors, including a review and evaluation of the engagement partner and coordinating partner. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company.

Committee Membership

       The Committee shall be appointed by the Board and shall comprise at least three directors. Each Committee member shall meet the requirements of the New York Stock Exchange listing standards, and federal laws and regulations, with respect to audit committees, as they may become applicable from time to time, as well as the requirements of the Company’s Corporate Governance Guidelines. No member may serve on the audit committees of more than three public companies. Committee members may receive no compensation from the Company other than director’s fees. All Committee members will be financially literate, and at least one member of the Committee will have accounting or related financial management expertise as determined by the Board. The Board will designate a Chairman for the Committee.

       The Committee may form and delegate authority to subcommittees when appropriate.

Committee Authority and Responsibilities

       The primary responsibility of the Committee is to oversee the Company’s financial controls and reporting processes on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

       The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.

1. Independent Auditors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s share owners. The Committee shall have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors and, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors. The Committee shall discuss the auditors’ independence from management and the Company, including whether the auditors’ performance of permissible non-audit services is compatible with their independence. This process will include, at least annually, the Committee’s review of the independent auditors’ internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company. Annually, the Committee will review the qualifications and performance of the Company’s current independent auditors and select the Company’s independent auditors for the next year, subject to shareowner ratification.

2. Audit Services. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including their respective responsibilities and the adequacy of staffing and compensation. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.

3. Permissible Non-Audit Services. The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of permissible non-audit services to be provided by the independent auditors. The Committee shall approve in advance all permissible non-audit services to be provided by the independent auditors.

4. Review of Interim Financial Statements; Earnings Releases. The Committee shall review the interim financial statements, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Committee will discuss the Company’s policies and procedures with respect to earnings releases, financial information and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

5. Review of Annual Audited Financial Statements. The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to share owners if distributed prior to the filing of the Form 10-K), including (a) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies.

The Committee will also review with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; (b) major issues regarding the adequacy of internal controls and steps taken in light of material deficiencies; and (c) the effects of alternative accounting methods and regulatory and accounting initiatives on the financial statements.

The Committee will discuss the results of the annual audit and any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as received by the independent auditors.

Based on these reviews, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

6. Risk Assessment and Risk Management. The Committee will review and discuss with management, the internal auditors, and the independent auditors the Company’s policies with respect to risk assessment and risk management.

7. Internal Controls; Disclosure Controls and Procedures. The Committee will review and discuss with management, the internal auditors, and the independent auditors the Company’s internal controls (with particular emphasis on the scope and performance of the internal audit function), and review and discuss with the internal auditors the results of the internal audit program. The Committee will review and discuss the Company’s disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.

8. Complaint Procedures. The Committee will establish procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

9. Compliance Programs. The Committee will review and discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct.

10. Report for Inclusion in Proxy Statement. The Committee shall prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

11. Hiring of Auditor Personnel. The Committee shall set clear hiring policies with regard to employees and former employees of the independent auditors.

12. Charter. The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

13. Annual Performance Evaluation. The Committee shall annually review its own performance.

14. Investigative Authority. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

Outside Advisors

       The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the Committee in the performance of its functions.

Meetings

       The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least quarterly each year, and at such times and places as the Committee shall determine. The majority of the members of the Committee shall constitute a quorum. The Committee will meet separately, at least quarterly, with the internal auditors, the independent auditors, and management to discuss any matters that they wish to bring to the Committee’s attention.

       The Committee shall report to the Board with respect to its meetings, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

0282-PS-03

PROXY

[THE COCA-COLA COMPANY LOGO]

This Proxy is Solicited on Behalf of the Board of Directors
of The Coca-Cola Company

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Cathleen P. Black, Warren E. Buffett and Robert L. Nardelli, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs Putnam Fiduciary Trust Company, Trustee under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, Coca-Cola Enterprises Inc. Bargaining 401(k) Plan, The Lansing Matched Employee Savings and Investment Plan, The Coca-Cola Bottling Company of New York, Inc. Savings Plan for Southern New England, Central States Coca-Cola Bottling Company 401(k) Plan for St. Louis Bargaining Employees, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2003 Annual Meeting of Share Owners to be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on April 16, 2003, at 10:00 a.m. local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2003 Annual Meeting and any adjournments or postponements thereof.

Election of Directors:
Nominees (terms expiring in 2006)
01. Ronald W. Allen 02. Maria Elena Lagomasino 03. Donald F. McHenry 04. Sam Nunn 05. James B. Williams

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

Δ   FOLD AND DETACH HERE   Δ

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

     The Annual Meeting of Share Owners of The Coca-Cola Company (the “Company”) will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010, on Wednesday, April 16, 2003, at 10:00 a.m., local time. The purposes of the meeting are:

1.	To elect five Directors to serve until the 2006 Annual Meeting of Share Owners,

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2003 fiscal year,

3.	To approve an amendment to the 2002 Stock Option Plan of The Coca-Cola Company,

4.	To approve the Company’s Executive and Long-Term Performance Incentive Plan,

5.	To vote on eight proposals submitted by share owners if properly presented at the meeting, and

6.	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors set February 21, 2003, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to:

•	receive this notice of the meeting, and

•	vote at the meeting and any adjournments or postponements of the meeting.

     We will make available a list of share owners as of the close of business on February 21, 2003, for inspection by share owners during normal business hours from April 4 through April 15, 2003, at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to share owners at the meeting.

By Order of the Board of Directors
DEVAL L. PATRICK
Executive Vice President, General Counsel and Secretary

☒	Please mark your votes as in this example.	9907

     This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and “FOR” proposals 2, 3 and 4, and “AGAINST” proposals 5, 6, 7, 8, 9, 10, 11 and 12.

The Board of Directors recommends a vote FOR:									The Board of Directors recommends a vote AGAINST:

		FOR	WITHHELD			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as Independent Auditors	☐	☐	☐	5.	Approval of Share-Owner Proposal regarding Sexual Orientation	☐	☐	☐
For, except vote withheld from the following nominee(s):
				3.	Approval of amendment to the 2002 Stock Option Plan	☐	☐	☐	6.	Approval of Share-Owner Proposal regarding Directors’ Business Relationships	☐	☐	☐

				4.	Approval of the Executive and Long- Term Performance Incentive Plan	☐	☐	☐	7.	Approval of Share-Owner Proposal regarding Contributions to National Public Radio	☐	☐	☐

									8.	Approval of Share-Owner Proposal regarding an Executive Compensation Review	☐	☐	☐

									9.	Approval of Share-Owner Proposal regarding Restricted Stock	☐	☐	☐

									10.	Approval of Share-Owner Proposal regarding Indexing Stock Options	☐	☐	☐

									11.	Approval of Share-Owner Proposal regarding Company Policy in Colombia	☐	☐	☐

									12.	Approval of Share-Owner Proposal on The China Business Principles	☐	☐	☐

SIGNATURE(S)	DATE

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, Trustee or guardian, please give full title as such.

Δ   FOLD AND DETACH HERE   Δ

The Coca-Cola Company encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number which is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1.	To vote over the Internet:

•	Log on to the Internet and go to the web site http://www.eproxyvote.com/ko

2.	To vote over the telephone:

•	On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.
If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

(Bring this ticket with you if you are attending the meeting)

ADMISSION TICKET

Annual Meeting of Share Owners of The Coca-Cola Company Wednesday, April 16, 2003 10:00 a.m., local time Four Seasons Hotel 1300 Lamar Street Houston, TX

PROXY

[THE COCA-COLA COMPANY LOGO]

This Proxy is Solicited on Behalf of the Board of Directors
of The Coca-Cola Company

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Cathleen P. Black, Warren E. Buffett and Robert L. Nardelli, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs (a) Merrill Lynch Trust Company, FSB, Trustee under The Coca-Cola Company Thrift Plan, The Minute Maid Company Employee Stock Purchase Plan, and/or (b) Banco Santander De Puerto Rico, Inc., Trustee under the Caribbean Refrescos, Inc. Thrift Plan, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2003 Annual Meeting of Share Owners to be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on April 16, 2003, at 10:00 a.m. local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2003 Annual Meeting and any adjournments or postponements thereof.

Election of Directors:
Nominees (terms expiring in 2006)
01. Ronald W. Allen 02. Maria Elena Lagomasino 03. Donald F. McHenry 04. Sam Nunn 05. James B. Williams

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

Δ   FOLD AND DETACH HERE   Δ

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

     The Annual Meeting of Share Owners of The Coca-Cola Company (the “Company”) will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010, on Wednesday, April 16, 2003, at 10:00 a.m., local time. The purposes of the meeting are:

1.	To elect five Directors to serve until the 2006 Annual Meeting of Share Owners,

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2003 fiscal year,

3.	To approve an amendment to the 2002 Stock Option Plan of The Coca-Cola Company,

4.	To approve the Company’s Executive and Long-Term Performance Incentive Plan,

5.	To vote on eight proposals submitted by share owners if properly presented at the meeting, and

6.	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors set February 21, 2003, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to:

•	receive this notice of the meeting, and

•	vote at the meeting and any adjournments or postponements of the meeting.

     We will make available a list of share owners as of the close of business on February 21, 2003, for inspection by share owners during normal business hours from April 4 through April 15, 2003, at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to share owners at the meeting.

By Order of the Board of Directors
DEVAL L. PATRICK
Executive Vice President, General Counsel and Secretary

☒	Please mark your votes as in this example.	0282

     This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and “FOR” proposals 2, 3 and 4, and “AGAINST” proposals 5, 6, 7, 8, 9, 10, 11 and 12.

The Board of Directors recommends a vote FOR:									The Board of Directors recommends a vote AGAINST:

		FOR	WITHHELD			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as Independent Auditors	☐	☐	☐	5.	Approval of Share-Owner Proposal regarding Sexual Orientation	☐	☐	☐
For, except vote withheld from the following nominee(s):
				3.	Approval of amendment to the 2002 Stock Option Plan	☐	☐	☐	6.	Approval of Share-Owner Proposal regarding Directors’ Business Relationships	☐	☐	☐

				4.	Approval of the Executive and Long- Term Performance Incentive Plan	☐	☐	☐	7.	Approval of Share-Owner Proposal regarding Contributions to National Public Radio	☐	☐	☐

									8.	Approval of Share-Owner Proposal regarding an Executive Compensation Review	☐	☐	☐

									9.	Approval of Share-Owner Proposal regarding Restricted Stock	☐	☐	☐

									10.	Approval of Share-Owner Proposal regarding Indexing Stock Options	☐	☐	☐

									11.	Approval of Share-Owner Proposal regarding Company Policy in Colombia	☐	☐	☐

									12.	Approval of Share-Owner Proposal on The China Business Principles	☐	☐	☐

SIGNATURE(S)	DATE

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, Trustee or guardian, please give full title as such.

Δ   FOLD AND DETACH HERE   Δ

The Coca-Cola Company encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number which is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1.	To vote over the Internet:

•	Log on to the Internet and go to the web site http://www.eproxyvote.com/ko

2.	To vote over the telephone:

•	On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.
If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

(Bring this ticket with you if you are attending the meeting)

ADMISSION TICKET

Annual Meeting of Share Owners of The Coca-Cola Company
Wednesday, April 16, 2003 10:00 a.m., local time Four Seasons Hotel 1300 Lamar Street Houston, TX